As filed with the Securities and Exchange Commission on May 11, 2010
Registration No. 333-166280

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

General Maritime Corporation
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	66-071-6485	4400
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)	(Primary Standard Industrial Classification Code Number)

299 Park Avenue
New York, New York  10171
(212) 763-5600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John P. Tavlarios
President
299 Park Avenue
New York, New York  10171
(212) 763-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York  10036
Attention:  Thomas E. Molner, Esq.
(212) 715-9100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in concluding this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

(Exact name of Additional Registrant as Specified in its Charter)(1)	(State or Other Jurisdiction of Incorporation)	I.R.S. Employer Identification Number
General Maritime Subsidiary Corporation	Marshall Islands	06-1597083
General Maritime Management LLC	Marshall Islands	98-0385293
General Maritime (Portugal) LLC	Marshall Islands	N/A
General Maritime (Portugal) Limitada	Portugal	N/A
General Maritime Crewing Pte. Ltd.	Singapore	N/A
Limited “General Maritime Crewing” (Russia Corporation)	Russia	N/A
GMR Agamemnon LLC	Liberia	98-0395170
GMR Ajax LLC	Liberia	98-0395169
GMR Alexandra LLC	Marshall Islands	98-0385176
GMR Argus LLC	Marshall Islands	98-0395206
GMR Chartering LLC	New York	83-0467351
GMR Constantine LLC	Liberia	98-0395161
GMR Daphne LLC	Marshall Islands	98-0588044
GMR Defiance LLC	Liberia	98-0425179
GMR Elektra LLC	Marshall Islands	98-0588046
GMR George T LLC	Marshall Islands	98-0550184
GMR Gulf LLC	Marshall Islands	98-0395216
GMR Harriet G. LLC	Liberia	98-0486381
GMR Hope LLC	Marshall Islands	98-0395218
GMR Horn LLC	Marshall Islands	98-0395220
GMR Kara G LLC	Liberia	98-0513241
GMR Minotaur LLC	Liberia	98-0395188
GMR Orion LLC	Marshall Islands	98-0395227
GMR Phoenix LLC	Marshall Islands	98-0395229
GMR Princess LLC	Liberia	98-0395231
GMR Progress LLC	Liberia	98-0395232
GMR Revenge LLC	Liberia	98-0425180
GMR St. Nikolas LLC	Marshall Islands	98-0555133
GMR Spyridon LLC	Marshall Islands	98-0395238
GMR Strength LLC	Liberia	98-0425181
Arlington Tankers Ltd.	Bermuda	98-0604955
Vision Ltd.	Bermuda	98-0471654
Victory Ltd.	Bermuda	98-0471655
Companion Ltd.	Bermuda	98-0471656
Compatriot Ltd.	Bermuda	98-0471657
Concord Ltd.	Bermuda	98-0471658
Consul Ltd.	Bermuda	98-0471659
Concept Ltd.	Bermuda	98-0481425
Contest Ltd.	Bermuda	98-0481426

(1) The address and telephone number of the principal executive offices of each of the additional registrants listed above are the same as those of General Maritime Corporation.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated May 11, 2010.

Prospectus

General Maritime Corporation $300,000,000 Offer to Exchange 12% Series B Senior Notes due 2017 with Issuance Registered under the Securities Act of 1933 for 12% Series A Senior Notes due 2017

Terms of the Exchange Offer:

•
The issuance of the Series B notes has been registered under the Securities Act of 1933. The Series B notes, subject to certain specified conditions, will be freely transferable and have terms that are substantially identical to the terms of the Series A notes.

•	We will exchange all Series A notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of Series B notes.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2010, unless extended. We do not currently intend to extend the exchange offer.

•	Tenders of Series A notes may be withdrawn at any time before the expiration of the exchange offer.

•	The exchange of Series B notes for Series A notes will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•
Each broker-dealer that receives Series B notes in connection with this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B notes. If a broker-dealer acquired Series A notes as a result of market-making or other trading activities, such broker-dealer may use this prospectus, as supplemented or amended, in connection with resales of Series B notes.

The Series B Notes:

•	Maturity. The Series B notes will mature on November 15, 2017.

•	Interest Payments. Interest on the Series B notes is payable on May 15 and November 15 of each year, beginning on May 15, 2010.

•
Ranking; Guarantees. The Series B notes will be senior unsecured obligations and will rank equally in right of payment with all of our senior debt, including the Series A notes, and senior to any subordinated debt. The Series B notes will initially be guaranteed by substantially all of our current and future restricted subsidiaries.  The guarantees will rank equally in right of payment with all of the subsidiary guarantors’ existing and future senior unsecured indebtedness. The Series B notes and guarantees will be effectively subordinated to any secured debt, to the extent of the value of the collateral securing that indebtedness, and be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries that do not guarantee the notes.

•	Optional Redemption. We may, at our option, redeem all or part of the Series B notes from time to time at the redemption prices and subject to the conditions described in this prospectus.

•	Change of Control. If we undergo a change of control, we may be required to offer to purchase notes from holders.

•	Listing. We do not intend to list the Series B notes on any securities exchange or arrange for them to be quoted on any quotation system.

See the “Description of the Series B Notes” section beginning on page 45 for more information about the Series B notes to be issued in this exchange offer.

See “Risk Factors” beginning on page 11 for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or Commission. In making your decision to participate in this exchange offer, you should rely only on the information contained in this prospectus and in the accompanying letter of transmittal. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed after that date.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy such material at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549-1004. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room. You can also find our SEC filings at the SEC’s web site at http://www.sec.gov.

i

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus incorporates by reference specified information contained in documents that we have filed with the SEC, which means that we are disclosing important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference from a specified report is as of the date of such report, or the date specified in such report, and such information may have changed subsequent to such date. Information in this prospectus automatically updates and supersedes information in documents that are incorporated by reference in this prospectus. Information in a document incorporated by reference in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus. We incorporate by reference the documents listed below (excluding such documents or portions thereof deemed to have been “furnished,” and not “filed,” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, in accordance with the Exchange Act and applicable SEC rules and regulations):

General Maritime Corporation Filings (File No. 001-34228):

•	Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, filed on March 22, 2010;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 10, 2010;

•	Current Report on Form 8-K, dated March 24, 2010 and filed on March 25, 2010.

We also incorporate by reference any future filings made by us with the SEC (excluding such documents or portions thereof deemed to have been “furnished,” and not “filed,” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules and regulations) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (i) on or after the date of this prospectus and prior to the termination of the offering, and any reoffering, of the notes offered hereby and (ii) after the date of the filing of Amendment No. 1 to the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

General Maritime Corporation
299 Park Avenue
New York, New York 10171
(212) 763-5600
Attn: Investor Relations

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends” and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements are based on our current expectations and observations. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth under the heading “Risk Factors” beginning on page 11 of this prospectus. Included among the factors that, in our view, could cause actual results to differ materially from the forward-looking statements contained in this prospectus are the following: (a) loss or reduction in business from our significant customers; (b) the failure of our significant customers to perform their obligations owed to us; (c) changes in demand; (d) material decline or prolonged weakness in rates in the tanker market; (e) changes in production of or demand for oil and petroleum products, generally or in particular regions; (f) greater than anticipated levels of tanker new building orders or lower than anticipated rates of tanker scrapping; (g) changes in rules and regulations applicable to the tanker industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries; (h) actions taken by regulatory authorities; (i) actions by the courts, the U.S. Coast Guard, the U.S. Department of Justice or other governmental authorities and the results of the legal proceedings to which we or any of our vessels may be subject; (j) changes in trading patterns significantly impacting overall tanker tonnage requirements; (k) changes in the typical seasonal variations in tanker charter rates; (l) changes in the cost of other modes of oil transportation; (m) changes in oil transportation technology; (n) increases in costs including, without limitation: crew wages, insurance, provisions, repairs and maintenance; (o) changes in general domestic and international political conditions; (p) changes in the condition of our vessels or applicable maintenance or regulatory standards (which may affect, among other things, our anticipated drydocking or maintenance and repair costs); (q) changes in the itineraries of our vessels; (r) adverse changes in foreign currency exchange rates affecting our expenses; and (s) other factors listed from time to time in our filings with the SEC that are incorporated by reference in this prospectus.

Our ability to pay dividends in any period will depend upon factors including applicable provisions of Marshall Islands law, restrictions under our 2005 Credit Facility and indenture governing the notes and the final determination by our board of directors each quarter after its review of our financial performance. The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves. As a result, the amount of dividends actually paid may vary.

You should not place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of this prospectus. Except as required by applicable law, we do not have any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

iii

PROSPECTUS SUMMARY

This prospectus summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus. Before participating in the exchange offer you should read this entire prospectus carefully, including the section entitled “Risk Factors” and our financial statements and related notes, for a more complete understanding of our business and this offering. In this prospectus, unless otherwise indicated or the context otherwise requires, all references to “General Maritime,” “GMR,” “we,” “us,” “our” and our “Company” refer to General Maritime Corporation and its subsidiaries.

References in this prospectus to “Series A notes” refers to the 12% Series A Senior Notes due 2017 that were issued by us on November 12, 2009; to “Series B notes” refers to the 12% Series B Senior Notes due 2017 offered by us in this prospectus and issuable in the exchange offer; and to “notes” refers to both the Series A notes and the Series B notes unless stated otherwise herein.

THE COMPANY

Overview

We believe that we are a leading provider of international seaborne crude oil transportation services.  We also provide transportation services for refined petroleum products.  As of May 11, 2010, our fleet consists of 31 wholly owned vessels:  two VLCCs, 11 Suezmax vessels, 12 Aframax vessels, two Panamax vessels and four Handymax vessels.  The weighted average age of our fleet as of March 31, 2010 was 9.9 years.  These vessels have a total of 3.9 million dwt carrying capacity on a combined basis and all are double-hulled.  Many of the vessels in our fleet are “sister ships”, which provide us with operational and scheduling flexibility, as well as economies of scale in their operation and maintenance.  Our customers include major international oil companies and vessel owners such as Chevron Corporation, CITGO Petroleum Corp., ConocoPhillips, Exxon Mobil Corporation, Hess Corporation, Lukoil Oil Company, Stena AB and Sun International Ltd.

On December 16, 2008, pursuant to an Agreement and Plan of Merger and Amalgamation, dated as of August 5, 2008, by and among the Company, Arlington Tankers Ltd. or Arlington, Archer Amalgamation Limited, or Amalgamation Sub, Galileo Merger Corporation, or Merger Sub, and General Maritime Subsidiary Corporation (formerly General Maritime Corporation), or General Maritime Subsidiary, Merger Sub merged with and into General Maritime Subsidiary, with General Maritime Subsidiary continuing as the surviving entity and Amalgamation Sub amalgamated with Arlington (which collectively, we refer to as the Arlington acquisition).  As a result of the Arlington acquisition, General Maritime Subsidiary and Arlington each became a wholly-owned subsidiary of the Company and General Maritime Subsidiary changed its name to General Maritime Subsidiary Corporation.  In addition, upon the consummation of the Arlington acquisition, the Company exchanged 1.34 shares of its common stock for each share of common stock held by shareholders of General Maritime Subsidiary and exchanged one share of its common stock for each share held by shareholders of Arlington.  We acquired our two VLCCs, two Panamax vessels and four Handymax vessels, or the Arlington Vessels pursuant to the Arlington acquisition.  We refer to the 11 Suezmax vessels and 12 Aframax vessels which we owned prior to such acquisition as the General Maritime Subsidiary Vessels.

General Maritime Subsidiary is the predecessor of the Company for purposes of U.S. securities regulations governing financial statement filing.  The Arlington acquisition is accounted for as an acquisition by General Maritime Subsidiary of Arlington.  Therefore, the disclosures throughout this prospectus and our consolidated financial statements and the notes thereto, which are incorporated by reference into this prospectus, unless otherwise noted, reflect the results of operations and financial position of General Maritime Subsidiary for the year ended December 31, 2007 and the period January 1, 2008 through December 15, 2008.  The Company had separate operations for the period beginning December 16, 2008, the effective date of the Arlington acquisition, and disclosures and references to amounts for periods after that date relate to the Company unless otherwise noted.  Arlington’s results have been included in the disclosures throughout this prospectus and the accompanying Consolidated Statements of Operations, unless otherwise noted, from the effective date of acquisition and thereafter.

All share and per share amounts presented throughout this prospectus, unless otherwise noted, have been adjusted to reflect the exchange of 1.34 shares of our common stock for each share of common stock held by shareholders of General Maritime Subsidiary in connection with the Arlington acquisition.

We employ one of the largest fleets in the Atlantic basin. Vessels owned by us operate in ports in the Caribbean, South and Central America, the United States, West Africa, the Mediterranean, Europe and the North Sea. We have focused our operations in the Atlantic because we believe that our stringent operating and safety standards represent a potential competitive advantage. Transportation of crude oil to the U.S. Gulf Coast and other refining centers in the United States requires vessel owners and operators to meet more stringent environmental regulations than in other regions of the world. Although the majority of our vessels operate in the Atlantic, we also currently operate vessels in the Black Sea and in other regions. We believe this enables us to take advantage of market opportunities and helps us to position our vessels in anticipation of drydockings.

We actively monitor market conditions and changes in charter rates, and manage the deployment of our vessels between spot market voyage charters, which generally last from several days to several weeks, and time charters, which generally last one to three years.  Our strategy is intended to provide greater cash flow stability through the use of time charters for part of our fleet, while maintaining the flexibility to benefit from improvements in market rates by deploying the balance of our vessels in the spot market.

Our fleet

Our current fleet consists of 31 wholly-owned vessels comprised of two VLCCs, 11 Suezmax vessels, 12 Aframax vessels, two Panamax vessels and four Handymax product carriers, with a weighted average fleet age of 9.6 years by dwt as of December 31, 2009.  Commercial management for our vessels is provided through our wholly-owned subsidiary, General Maritime Management LLC. The following chart provides information regarding these vessels.

Vessel	Year built	Year acquired	DWT	Current employment status
Crude Tankers
V-Max VLCC
Genmar Victory	2001	2008	314,000	Time charter
Genmar Vision	2001	2008	314,000	Time charter
			628,000
Suezmax
Genmar St. Nikolas (1)	2008	2008	149,876	Time charter
Genmar George T (1)	2007	2007	149,847	Time charter
Genmar Kara G (1)	2007	2007	150,296	Spot
Genmar Harriet G (1)	2006	2006	150,205	Time charter
Genmar Orion (1)	2002	2003	159,992	Time charter
Genmar Argus (1)	2000	2003	164,097	Spot
Genmar Spyridon (1)	2000	2003	153,972	Spot
Genmar Hope (1)	1999	2003	153,919	Spot
Genmar Horn (1)	1999	2003	159,475	Spot
Genmar Phoenix (1)	1999	2003	149,999	Spot
Genmar Gulf (1)	1991	2003	149,803	Spot
			1,691,481
Aframax
Genmar Strength (1)	2003	2004	105,674	Time charter
Genmar Daphne	2002	2008	106,560	Spot
Genmar Defiance (1)	2002	2004	105,538	Time charter
Genmar Elektra (1)	2002	2008	106,548	Spot
Genmar Ajax (1)	1996	1998	96,183	Time charter
Genmar Agamemnon (1)	1995	1998	96,214	Time charter
Genmar Minotaur (1)	1995	1998	96,226	Spot
Genmar Revenge (1)	1994	2004	96,755	Spot
Genmar Alexandra (1)	1992	2001	102,262	Spot
Genmar Constantine (1)	1992	1998	102,335	Spot
Genmar Princess (1)	1991	2003	96,648	Spot
Genmar Progress (1)	1991	2003	96,765	Spot
			1,207,708
Panamax
Genmar Companion (1)	2004	2008	72,750	Time charter
Stena Compatriot (1)	2004	2008	72,750	Time charter
			145,500
Product Tankers
Handymax
Stena Concept	2005	2008	47,400	Time charter
Stena Contest	2005	2008	47,400	Time charter
Genmar Concord	2004	2008	47,400	Time charter
Stena Consul (1)	2004	2008	47,400	Time charter
			189,600
		Total DWT	3,862,289

(1)           Vessel is collateral for our 2005 Credit Facility.

Company information

We are incorporated under the laws of the Republic of the Marshall Islands. We maintain our principal executive offices at 299 Park Avenue, New York, New York 10171. Our telephone number at that address is (212) 763-5600. Our website is located at www.generalmaritimecorp.com. Information on our website is not part of this prospectus.

SUMMARY OF THE EXCHANGE OFFER

In connection with the offering of the Series A notes, we entered into an exchange registration rights agreement, or registration rights agreement, with the initial purchasers in the offering in which we agreed to complete an exchange offer within 270 days after the date we issued the Series A notes, offering holders of Series A notes the opportunity to exchange their Series A notes for Series B notes in a registered exchange offer under the Securities Act. Holders of Series A notes should read the discussion under the headings “Summary of the Terms of the New Series B Notes” beginning on page 6 and “Description of the Series B Notes” beginning on page 45 for further information regarding the Series B notes and resales of the Series B notes.

Exchange Offer
We are offering to exchange Series B notes for Series A notes. Series A notes may be exchanged only in denominations of the principal amount of $2,000 and integral multiples of $1,000 in excess thereof. We will exchange Series B notes for all outstanding Series A notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

Expiration Time and Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2010, unless we decide to extend it.

Condition to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. A minimum aggregate principal amount of outstanding Series A notes being tendered is not a condition to the exchange offer.

Procedures for Tendering Series A Notes
To participate in the exchange offer, you must follow the procedures established by The Depository Trust Company, or DTC, for tendering the Series A notes. These automated tender offer program procedures require that the exchange agent receive, prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer, a computer generated message known as an “agent’s message” that is transmitted through DTC’s automated tender offer program and that DTC confirm that:

	•	DTC has received your instructions to exchange your Series A notes, and

	•	you agree to be bound by the terms of the letter of transmittal.

For more information on tendering your Series A notes, please refer to the sections in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer,” and “—Procedures for Tendering.”

Resale of Series B Notes
Except as provided below, we believe that the Series B notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

	•	the Series B notes are being acquired in the ordinary course of business,

•
you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the Series B notes issued to you in the exchange offer,

	•	you are not our affiliate, and

	•	you are not a broker-dealer tendering outstanding Series A notes acquired directly from us or in market-making transactions or other trading activities.

Our belief is based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties that are not related to us. The Commission has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the Commission would make similar determinations with respect to this exchange offer. If any of these conditions are not satisfied, or if our belief is not accurate, and you transfer any Series B notes issued to you in the exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration of your Series B notes from those requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that receives Series B notes for its own account in exchange for outstanding Series A notes, where the outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B notes.  See “Plan of Distribution” for additional information.

Withdrawal of Tenders
You may withdraw your tender of Series A notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer, but you must follow the withdrawal procedures described in “Exchange Offer—Withdrawal of Tenders.”

Acceptance and Delivery
If you fulfill all conditions required for proper acceptance of Series A notes, we will accept all Series A notes that you properly tender in the exchange offer on or before 5:00 p.m., New York City time, on the expiration date. We will return to you without expense any Series A note that we do not accept for exchange, or with respect to which all conditions for acceptance have not been met, as promptly as practicable after the expiration date. We will deliver the Series B notes as promptly as practicable after the expiration date and acceptance of the Series A notes for exchange.

Fees and Expenses	We will bear all expenses incident to the exchange offer.

Use of Proceeds	We will not receive any proceeds for the issuance of the Series B notes. We have filed the exchange offer registration statement to meet our obligation under the registration rights agreement.

Failure to Exchange
If you do not exchange your Series A notes in this exchange offer, you will no longer be able to require us to register the Series A notes under the Securities Act, except in limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the Series A notes unless we have registered the Series A notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of or in a transaction not subject to the Securities Act.

Tax Considerations
The exchange of Series A notes for Series B notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.  Please see the discussion under “Certain United States Federal Income Tax Consequences” for more information regarding the tax consequences to you of the exchange offer.

Exchange Agent
We have appointed The Back of New York Mellon, as exchange agent for the exchange offer. You should direct questions and requests for additional copies of this prospectus or the letter of transmittal to the exchange agent addressed as follows:

By Registered or Certified Mail:

Bank of New York Mellon Corporation 101 Barclay Street - 7 East New York, New York 10286 Corporate Trust Operations – Reorganization Unit Attn: Ms. Diane Amoroso

By Regular Mail or Overnight Courier:

Bank of New York Mellon Corporation 101 Barclay Street - 7 East New York, New York 10286 Corporate Trust Operations – Reorganization Unit Attn: Ms. Diane Amoroso

In Person by Hand Only:

Bank of New York Mellon Corporation 101 Barclay Street - 7 East New York, New York 10286 Corporate Trust Operations – Reorganization Unit Attn: Ms. Diane Amoroso

By Facsimile:

(For Eligible Institutions only): Fax: (212) 298-1915 Attn: Ms. Diane Amoroso

For Information or Confirmation by Telephone: (212) 815-2742 Attn: Ms. Diane Amoroso

SUMMARY OF THE TERMS OF THE NEW SERIES B NOTES

The Series B notes will be substantially identical to the Series A notes except that the issuance of the Series B notes will be registered under the Securities Act and the Series B notes will not have restrictions on transfer that apply to the Series A notes, registration rights or provisions for payment of additional interest as liquidated damages. The Series B notes will evidence the same debt as the Series A notes, and the same indenture that governs the Series A notes will govern the Series B notes offered by this prospectus.

Securities Offered	$300,000,000 aggregate principal amount of Series B notes.

Maturity	November 15, 2017.

Interest Payment Dates	We will pay interest on the notes semi-annually in arrears on May 1 and November 15 of each year, commencing May 15, 2010.

Guarantees	The notes will be guaranteed by substantially all of our current and future restricted subsidiaries.

General Maritime holds all of its assets and conducts all of its operations through its subsidiaries and has no independent assets or operations. Our subsidiaries, other than the subsidiary guarantors, are minor in significance. The guarantees of our subsidiary guarantors are full and unconditional and joint and several.  There are no significant restrictions on the ability of General Maritime or any of the subsidiary guarantors to obtain funds from any of their respective subsidiaries by dividend or loan.

Ranking
The Senior B notes will be senior, unsecured obligations, ranking equally in right of payment with all of our other existing and future senior indebtedness, including the Series A notes, and senior in right of payment to any subordinated indebtedness incurred by us in the future. The indenture governing the notes permits us and our restricted subsidiaries to incur additional indebtedness, subject to certain conditions. The Series B notes and subsidiary guarantees will be effectively subordinated to our secured indebtedness and that of our subsidiary guarantors, including any indebtedness under our 2005 Credit Facility, to the extent of the fair value of our assets and those of our subsidiaries collateralizing such indebtedness, and to any indebtedness of our non-guarantor subsidiaries.

Optional Redemption
We may, at our option, redeem all or a part of the Series B notes at any time on or after November 15, 2013 at fixed redemption prices, plus accrued and unpaid interest, if any, to the date of redemption, and at any time prior to November 15, 2013 at a make-whole price.  In addition, prior to November 15, 2012, we may, at our option, redeem up to 35% of the Series B notes with the proceeds of certain equity offerings at the redemption price specified in this prospectus.

Change of Control
Upon the occurrence of certain kinds of change of control, you will have the right to require us to purchase all or a portion of your notes at a price equal to 101% of their principal amount, together with accrued but unpaid interest, if any, to the date of purchase.

Certain Covenants	The indenture for the Series B notes will contain certain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

• incur additional debt;

• make certain investments or pay dividends or distributions on our capital stock or purchase, redeem or retire capital stock;

• sell assets, including capital stock of our restricted subsidiaries;

	•	restrict dividends or other payments by restricted subsidiaries;

	•	create liens that secure debt;

	•	merge or consolidate with another company.

	•	enter into transactions with affiliates; and

These covenants will be subject to a number of important exceptions and qualifications.

Covenant Termination
Once the Series B notes are rated investment grade by either Moody’s or S&P and no default has occurred and is continuing under the indenture governing the Series B notes, we and our subsidiaries will no longer be subject to many of the foregoing covenants as long as the notes continue to be rated investment grade.  The suspended covenants will be reinstated if the notes are ever downgraded from an investment grade rating. See “Description of the Series B Notes—Certain Covenants.”

No Existing Public Market
There is currently no public market for the Series B notes. We can provide no assurance that any market for the Series B notes will develop or, if a market does develop, that it will offer any significant opportunity for liquidity.

Governing Law	The indenture and the notes are governed by the laws of the State of New York.

Trustee	The Bank of New York Mellon.

Risk Factors	You should read carefully “Risk Factors” beginning on page 11 of this prospectus for certain considerations relevant to your participation in the exchange offer.

For further information regarding the Series B notes, see “Description of the Series B Notes.”

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated financial and other data should be read in connection with, and are qualified by reference to, the financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Amended Annual Report on Form 10-K/A and our most recent Quarterly Report on Form 10-Q, incorporated herein by reference. Our summary historical consolidated financial and other data for the years ended December 31, 2007, 2008, and 2009 have been derived from our audited annual financial statements which are incorporated into this prospectus by reference.  The historical interim data as of and for the three months ended March 31, 2009 and 2010 have been derived from our unaudited historical interim consolidated financial statements and the notes to those statements, which are included in our most recent Quarterly Report on Form 10-Q and incorporated by reference herein and which have been prepared on a basis consistent with our annual consolidated financial statements. In the opinion of management, such unaudited financial data reflect all adjustments necessary for a fair presentation of the results for the periods presented.

Historical results are not necessarily indicative of results that may be expected for any future period.

	Fiscal Year Ended December 31,			Three Months Ended March 31,
	2007	2008(2)	2009	2009	2010
	(Dollars in thousands)
INCOME STATEMENT DATA(1)
Voyage revenues	$255,015	$326,068	$350,520	$92,349	$97,556
Voyage expenses	38,069	54,404	58,876	9,424	31,670
Direct vessel expenses	48,213	63,556	95,573	22,984	24,261
General and administrative expenses	46,920	80,285	40,339	11,741	9,727
Depreciation and amortization	49,671	58,037	88,024	21,850	22,307
Goodwill impairment	—	—	40,872	—	—
Loss (gain) on sale of vessels and equipment	417	804	2,051	—	(13)
Total operating expenses	183,290	257,086	325,735	65,999	87,952
Operating income	71,725	68,982	24,785	26,350	9,604
Net interest (income) expense	23,059	28,289	37,344	7,910	18,855
Other (income) expense	4,127	10,886	(435)	(456)	(172)
Net other expense	27,186	39,175	36,780	7,454	18,683
Net income (loss)	44,539	29,807	(11,995)	18,896	(9,079)
Earnings (loss) per common share:
Basic	$3.72	$0.76	$(0.22)	$0.35	$(0.16)
Diluted	$3.63	$0.73	$(0.22)	$0.34	$(0.16)

	Fiscal Year Ended December 31,			Three Months Ended March 31,
	2007	2008(2)	2009	2009	2010
	(Dollars in thousands)
BALANCE SHEET DATA, AT END OF PERIOD
Cash	$44,526	$104,146	$52,651		$65,947
Total current assets	82,494	141,703	108,528		120,230
Vessels, net of accumulated depreciation	684,019	1,319,555	1,251,624
Total assets	835,035	1,577,225	1,445,257		1,434,581
Current liabilities	35,502	88,392	56,194		60,289
Total long-term debt	565,000	990,500	1,018,609		1,018,750
Total liabilities	606,378	1,121,426	1,080,348		1,085,711
Shareholders’ equity	$228,657	$455,799	$364,909		$348,870
Other financial data
Net cash provided by operating activities	$95,833	$114,415	$47,518	$25,744	$19,971
Net cash (used) by investing activities	(84,516)	(171,082)	(24,632)	(2,125)	1,514
Net cash provided (used) by financing activities	(74,251)	115,476	(74,085)	(78,932)	(7,409)
Capital expenditures
Vessel (purchases), gross including deposits	(80,061)	(173,447)	-	-	-
Drydocking or capitalized survey or improvement costs	(11,815)	(9,787)	(18,921)	(1,791)	(1,203)
OTHER DATA
EBITDA(3)	117,269	116,133	113,244	48,656	32,083

	Fiscal Year Ended December 31,			Three Months Ended March 31,
	2007	2008(2)	2009	2009	2010
	(Dollars in thousands)
EBITDA RECONCILIATION
Net Income (loss)	$44,539	$29,807	$(11,995)	$18,896	$(9,079)
+Net interest expense	23,059	28,289	37,215	7,910	18,855
+Depreciation and amortization	49,671	58,037	88,024	21,850	22,307
EBITDA	$117,269	$116,133	$113,244	$48,656	$32,083

	Fiscal Year Ended December 31,			Three Months Ended March 31,
	2007	2008 (2)	2009	2009	2010
FLEET DATA
Total number of vessels at end of period	20.0	31.0	31	31	31
Average number of vessels(4)	19.3	21.5	31	31	31
Total voyage days for fleet(5)	6,599	7,568	10,681	2,699	2,709
Total time charter days for fleet	4,641	5,665	7,878	2,147	1,614
Total spot market days for fleet	1,958	1,903	2,803	552	1,095
Total calendar days for fleet(6)	7,045	7,881	11,315	2,790	2,790
Fleet utilization(7)	93.7%	96.0%	94.4%	96.7%	97.1%
Average daily results
Time charter equivalent(8)	$32,876	$35,896	$27,305	$30,724	$24,321
Direct vessel operating expenses(9)	6,844	8,064	8,447	8,238	8,696
General and administrative expenses(10)	6,660	10,187	3,565	7,995	7,814
Total vessel operating expenses(11)	13,504	18,252	12,012	16,233	16,510

(1)
General Maritime holds all of its assets and conducts all of its operations through its subsidiaries and has no independent assets or operations. Our subsidiaries, other than the subsidiary guarantors, are minor in significance. The guarantees of our subsidiary guarantors are full and unconditional and joint and several.  There are no significant restrictions on the ability of General Maritime or any of the subsidiary guarantors to obtain funds from any of their respective subsidiaries by dividend or loan.

(2)	The financial data does not reflect the results of operations of Arlington for periods prior to December 16, 2008, the date of the Arlington acquisition.

(3)
EBITDA represents net income (loss) plus net interest expense and depreciation and amortization. EBITDA is included in this prospectus because it is used by management and certain investors as a measure of operating performance. EBITDA is used by analysts in the shipping industry as a common performance measure to compare results across peers. Our management uses EBITDA as a performance measure and it is also is presented for review at our board meetings. We believe that EBITDA is useful to investors as the shipping industry is capital intensive which often brings significant costs of financing. EBITDA is not an item recognized by accounting principles generally accepted in the United States of America (GAAP), and should not be considered as an alternative to net income, operating income, cash flow from operating activity or any other indicator of a company’s operating performance or liquidity required by GAAP. The definition of EBITDA used here may not be comparable to that used by other companies. This definition is also not the same as the definition of Consolidated EBITDA used in the financial covenants in the indenture governing the notes in this offering. See “Description of the Series B Notes—Certain Definitions.”

(4)
Average number of vessels is the number of vessels that constituted our fleet for the relevant period, as measured by the sum of the number of days each vessel was part of our fleet during the period divided by the number of calendar days in that period.

(5)	Voyage days for fleet are the total days our vessels were in our possession for the relevant period net of off hire days associated with major repairs, drydockings or special or intermediate surveys.

(6)	Calendar days are the total days the vessels were in our possession for the relevant period including off hire days associated with major repairs, drydockings or special or intermediate surveys.

(7)	Fleet utilization is the percentage of time that our vessels were available for revenue generating voyage days, and is determined by dividing voyage days by calendar days for the relevant period.

(8)
Time Charter Equivalent, or TCE, is a measure of the average daily revenue performance of a vessel on a per voyage basis. Our method of calculating TCE is consistent with industry standards and is determined by dividing net voyage revenue by voyage days. Net voyage revenues are voyage revenues minus voyage expenses. We evaluate our performance using net voyage revenues. We believe that presenting voyage revenues, net of voyage expenses, neutralizes the variability created by unique costs associated with particular voyages or deployment of vessels on time charter or on the spot market and presents a more accurate representation of the revenues generated by its vessels.

(9)
Daily direct vessel operating expenses, or DVOE, is calculated by dividing direct vessel expenses, which includes crew costs, provisions, deck and engine stores, lubricating oil, insurance and maintenance and repairs, by calendar days for the relevant time period.

(10)	Daily general and administrative expense is calculated by dividing general and administrative expenses by calendar days for the relevant time period.

(11)
Total Vessel Operating Expenses, or TVOE, is a measurement of our total expenses associated with operating our vessels. Daily TVOE is the sum of daily direct vessel operating expenses, or DVOE, and daily general and administrative expenses.

RISK FACTORS

Participation in the exchange offer involves a high degree of risk. You should carefully consider the following risk factors and other information included or incorporated by reference in this prospectus before deciding whether or not to exchange your Series A notes for Series B notes. Please see the section entitled “Where You Can Find More Information” beginning on page (i)  for information about how to obtain a copy of the information incorporated by reference in this prospectus. The risks and uncertainties described below are not the only ones we face. If any of the following risks occur, our business, financial condition, operating results and cash flows could be materially and adversely affected, the trading prices of the notes could decline, and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS AND OPERATIONS

We may incur adverse consequences in connection with our executive transition.

As we previously announced, on October 24, 2008, in connection with the Arlington acquisition, we entered into a new letter agreement with Peter Georgiopoulos.  Pursuant to its terms, the new letter agreement became effective as of December 16, 2008, the date on which the effective time of the Arlington acquisition occurred, the Effective Date.  This letter agreement provided that, among other things:  the employment letter agreement, dated April 5, 2005, between General Maritime Subsidiary and Peter Georgiopoulos terminated on the Effective Date (and Peter Georgiopoulos stepped down as President and CEO); and Peter Georgiopoulos will serve as Chairman of the Board of Directors of the new combined company for three years following the Effective Date, or earlier if he is not nominated to such position or if our shareholders decline to re-elect him to, or remove him from, our Board of Directors.  On the Effective Date, John Tavlarios, CEO of our management subsidiary, became President of the Company.  The loss of Peter Georgiopoulos’ full-time service could have an adverse effect on our operations.

The current global economic turndown may negatively impact our business.

In recent years, there has been a significant adverse shift in the global economy, with operating businesses facing tightening credit, weakening demand for goods and services, deteriorating international liquidity conditions, and declining markets.  Lower demand for tanker cargoes as well as diminished trade credit available for the delivery of such cargoes may create downward pressure on charter rates.  If the current global economic environment persists or worsens, we may be negatively affected in the following ways:

•	We may not be able to employ our vessels at charter rates as favorable to us as historical rates or operate our vessels profitably.

•
The market value of our vessels could decrease significantly, which may cause us to recognize losses if any of our vessels are sold or if their values are impaired.  In addition,  such a decline in the market value of our vessels could prevent us from borrowing under our credit facilities or trigger a default under their covenants.

•	Charterers could seek to renegotiate the terms of their charterers with us or have difficulty meeting their payment obligations to us.

If the contraction of the global credit markets and the resulting volatility in the financial markets continues or worsens that could have a material adverse impact on our results of operations, financial condition and cash flows, and could cause the market price of our common shares to decline.

The cyclical nature of the tanker industry may lead to volatility in charter rates and vessel values which may adversely affect our earnings.

If the tanker market, which has historically been cyclical, is depressed in the future, our earnings and available cash flow may decrease.  Our ability to employ our vessels profitably will depend upon, among other things, economic conditions in the tanker market.  Fluctuations in charter rates and tanker values result from changes in the supply and demand for tanker capacity and changes in the supply and demand for petroleum and petroleum products.

The factors affecting the supply and demand for tankers are outside of our control, and the nature, timing and degree of changes in industry conditions are unpredictable.  The current global financial crisis has intensified this unpredictability.

The factors that influence demand for tanker capacity include:

•	demand for and supply of petroleum and petroleum products,

•	regional availability of refining capacity,

•	environmental and other regulatory developments,

•	global and regional economic conditions,

•	the distance petroleum and petroleum products are to be moved by sea,

•	changes in seaborne and other transportation patterns, and

•	competition from alternative sources of energy.

The factors that influence the supply of tanker capacity include:

•	the number of newbuilding deliveries,

•	the scrapping rate of older vessels,

•	conversion of tankers to other uses,

•	the price of steel,

•	the number of vessels that are out of service, and

•	environmental concerns and regulations.

Historically, the tanker markets have been volatile as a result of the many conditions and factors that can affect the price, supply and demand for tanker capacity.  The recent global economic crisis may further reduce demand for transportation of oil over long distances and supply of tankers that carry oil, which may materially affect our revenues, profitability and cash flows.

Charter rates for vessels may decrease in the future, which may adversely affect our earnings and ability to pay dividends and/or principal, premium, if any, and interest on our notes.

We anticipate that future demand for our vessels, and in turn our future charter rates, will be affected by the rate of economic growth in the world’s economy as well as seasonal and regional changes in demand and changes in the capacity of the world’s fleet.  Five of our 16 current time charter contracts will expire prior to September 30, 2010. If the tanker industry, which has been highly cyclical, continues to be depressed in the future when our charters expire or at a time when we may want to sell a vessel, our earnings and available cash flow may be adversely affected. We cannot assure you that we will be able to successfully charter our vessels in the future or renew our existing charters at rates sufficient to allow us to operate our business profitably, meet our obligations including payment of debt service to our other lenders, pay dividends to our shareholders, and/or pay principal, premium, if any, and interest on the notes. Our ability to renew the charters on our vessels on the expiration or termination of our current charters, the charter rates payable under any replacement charters and vessel values will depend upon, among other things, economic conditions in the tanker industry at that time, changes in the supply and demand for vessel capacity and changes in the supply and demand for the seaborne transportation of crude oil. A general global economic downturn or international financial uncertainty may result in a weakening of charter rates. This could reduce the charter rates for our vessels not then subject to long-term charters and, thereby, negatively impact our results of operations.

In addition, four of the Arlington Vessels are currently chartered to subsidiaries of Stena and Concordia Maritime AB, or Concordia, a significant shareholder of Arlington prior to the Arlington acquisition. We receive a fixed minimum daily base charter rate, or basic hire, under these charters and may also receive additional hire based on a formula of notional voyages and expenses on routes agreed to with these charterers. There is no obligation to pay additional hire during any period when the obligation to pay basic hire is suspended under the charter if the vessel is off-hire due to technical reasons. These charterers have options which they may exercise in their sole discretion to extend the terms of the charters for each of the Arlington Vessels, four of which options were exercised in May 2008. The charterers for the four other vessels declined to exercise their options to extend the terms of their charters, during the fourth quarter of 2009.  All four of these vessels have been rechartered on time charters.  Notice that the charterer is exercising its option to extend the term of a charter is required to be delivered no later than six months prior to the expiration of the charter period in effect at that time. Although we periodically evaluates the probability that these option periods will be exercised, we cannot predict whether the charterers will exercise any additional extension options under one or more of the charters. If these charterers decide not to extend their current charters, we may not be able to re-charter the Arlington Vessels with terms similar to the terms of the current charters, or at all. We may also directly employ these vessels on the spot charter market, which is subject to greater rate fluctuation than the time charter market.

An over supply of new vessels may adversely affect charter rates and vessel values.

If the number of new ships delivered exceeds the number of tankers being scrapped and lost, tanker capacity will increase.  In addition, we believe that the total newbuilding order books for Suezmax vessels and Aframax vessels scheduled to enter the fleet through 2012 currently are a substantial portion of the existing fleets and we cannot assure you that the order books will not increase further in proportion to the existing fleets.  If the supply of tanker capacity increases and the demand for tanker capacity does not increase correspondingly, charter rates could materially decline and the value of our vessels could be adversely affected.

Our revenues may be adversely affected if we do not successfully employ our vessels.

We seek to deploy our vessels between spot market voyage charters and time charters in a manner that maximizes long-term cash flow. Currently, 16 of our vessels are contractually committed to time charters, with the remaining terms of these charters expiring on dates between June 2010 and February 2012.  Although these time charters generally provide stable revenues, they also limit the portion of our fleet available for spot market voyages during an upswing in the tanker industry cycle, when spot market voyages might be more profitable.

We earned approximately 11.8% of our net voyage revenue from spot charters for the year ended December 31, 2009. The spot charter market is highly competitive, and spot market voyage charter rates may fluctuate dramatically based primarily on the worldwide supply of tankers available in the market for the transportation of oil and the worldwide demand for the transportation of oil by tanker. Factors affecting the volatility of spot market voyage charter rates include the quantity of oil produced globally, shifts in locations where oil is produced or consumed, actions by OPEC, the general level of worldwide economic activity and the development and use of alternative energy sources. We cannot assure you that future spot market voyage charters will be available at rates that will allow us to operate our vessels that are not under time charter profitably.

We receive a significant portion of our revenues from a single customer, and any decrease in the amount of business it or any other significant customer transacts with us could materially and adversely affect our cash flows and profitability.

We derive a significant portion of our revenues from our largest customer, Lukoil Oil Company.  During the three months ended March 31, 2010, Lukoil accounted for 17.4% of our voyage revenues and we expect Lukoil to account for a significant portion of our voyage revenues in the future. Three of our 16 time charters are with Lukoil.  Our revenues, other than those received from Lukoil, are also derived from a limited number of customers.

If Lukoil breaches or terminates these time charters or renegotiates or renews them on terms less favorable than those currently in effect, or if any significant customer decreases the amount of business it transacts with us or if we lose any of our customers or a significant portion of our revenues, our operating results, cash flows and profitability could be materially adversely affected.

The failure of our counterparties to meet their obligations under our time charter agreements could cause us to suffer losses or otherwise adversely affect our business.

We employ 16 vessels under time charters with an average remaining duration of approximately 8.0 months as of March 31, 2010. The ability of each of our charterers to perform its obligations under a charter will depend on a number of factors that are beyond our control.  These factors may include general economic conditions, the condition of the tanker industry, the charter rates received for specific types of vessels and various operating expenses.  The costs and delays associated with the default by a charterer under a charter of a vessel may be considerable and this may negatively impact our business.

In addition, in depressed market conditions, our charterers and customers may no longer need a vessel that is currently under charter or contract or may be able to obtain a comparable vessel at lower rates. As a result, charterers and customers may seek to renegotiate the terms of their existing charter agreements or avoid their obligations under those contracts. Should a counterparty fail to honor its obligations under agreements with us, we could sustain significant losses.

If our charterers attempt to renegotiate their charters or default on their charters, this may adversely affect our business, results of operations, cash flows and financial condition and our available cash.

A decline in demand for crude oil or a shift in oil transport patterns could materially and adversely affect our revenues.

The demand for tanker capacity to transport crude oil depends upon world and regional oil markets.  A number of factors influence these markets, including:

•	global and regional economic conditions;

•	increases and decreases in production of and demand for crude oil;

•	developments in international trade;

•	changes in seaborne and other transportation patterns;

•	environmental concerns and regulations; and

•	weather.

Historically, the crude oil markets have been volatile as a result of the many conditions and events that can affect the price, demand, production and transport of oil, including competition from alternative energy sources.  Decreased demand for oil transportation may have a material adverse effect on our revenues, cash flows and profitability.

The market for crude oil transportation services is highly competitive and we may not be able to effectively compete.

Our vessels are employed in a highly competitive market.  Our competitors include the owners of other Aframax and Suezmax tankers and, to a lesser degree, owners of other size tankers.  Both groups include independent oil tanker companies as well as oil companies.  We do not control a sufficiently large share of the market to influence the market price charged for crude oil transportation services.

Our market share may decrease in the future.  We may not be able to compete profitably as we expand our business into new geographic regions or provide new services.  New markets may require different skills, knowledge or strategies than we use in our current markets, and the competitors in those new markets may have greater financial strength and capital resources than we do.

The market value of our vessels may fluctuate significantly, and we may incur losses when we sell vessels following a decline in their market value.

We believe that the fair market value of our vessels may have declined recently, and may increase and decrease depending on a number of factors including:

•	general economic and market conditions affecting the shipping industry;

•	competition from other shipping companies;

•	supply and demand for tankers and the types and sizes of tankers we own;

•	alternative modes of transportation;

•	cost of newbuildings;

•	governmental or other regulations;

•	prevailing level of charter rates; and

•	technological advances.

Declines in charter rates and other market deterioration could cause the market value of our vessels to decrease significantly.  We evaluate the carrying amounts of our vessels to determine if events have occurred that would require an impairment of their carrying amounts. The recoverable amount of vessels is reviewed based on events and changes in circumstances that would indicate that the carrying amount of the assets might not be recovered. The review for potential impairment indicators and projection of future cash flows related to the vessels is complex and requires us to make various estimates including future freight rates, earnings from the vessels and discount rates. All of these items have been historically volatile.

We evaluate the recoverable amount as the higher of fair value less costs to sell and value in use.  If the recoverable amount is less than the carrying amount of the vessel, the vessel is deemed impaired. The carrying values of our vessels may not represent their fair market value at any point in time because the new market prices of secondhand vessels tend to fluctuate with changes in charter rates and the cost of newbuildings.  Any impairment charges incurred as a result of further declines in charter rates could negatively affect our business, financial condition, operating results or the trading price of our securities.

We may not be able to grow or to effectively manage our growth.

A principal focus of our strategy is to continue to grow by taking advantage of changing market conditions, which may include expanding our business in the Atlantic basin, the primary geographic area and market where we operate, expanding into other regions, or increasing the number of vessels in our fleet.  Our future growth will depend upon a number of factors, some of which we can control and some of which we cannot.  These factors include our ability to:

•	identify businesses engaged in managing, operating or owning vessels for acquisitions or joint ventures;

•	identify vessels and/or shipping companies for acquisitions;

•	integrate any acquired businesses or vessels successfully with our existing operations;

•	hire, train and retain qualified personnel to manage and operate our growing business and fleet;

•	identify additional new markets outside of the Atlantic basin;

•	improve our operating and financial systems and controls; and

•	obtain required financing for our existing and new operations.

Our ability to grow is in part dependent on our ability to expand our fleet through acquisitions of suitable double-hull vessels.  We may not be able to acquire newbuildings or secondhand double-hull tankers on favorable terms, which could impede our growth and negatively impact our financial condition and ability to pay dividends and or principal, premium, if any, and interest on the notes. We may not be able to contract for newbuildings or locate suitable secondhand double-hull vessels or negotiate acceptable construction or purchase contracts with shipyards and owners, or obtain financing for such acquisitions on economically acceptable terms.

The failure to effectively identify, purchase, develop and integrate any vessels or businesses could adversely affect our business, financial condition and results of operations.

Our operating results may fluctuate seasonally.

We operate our vessels in markets that have historically exhibited seasonal variations in tanker demand and, as a result, in charter rates.  Tanker markets are typically stronger in the fall and winter months (the fourth and first quarters of the calendar year) in anticipation of increased oil consumption in the Northern Hemisphere during the winter months.  Unpredictable weather patterns and variations in oil reserves disrupt vessel scheduling and could impact charter rates.

Because we generate all of our revenues in U.S. Dollars but incur a significant portion of our expenses in other currencies, exchange rate fluctuations could have an adverse impact on our results of operations.

We generate all of our revenues in U.S. Dollars but we incur a significant portion of our expenses, particularly crew and maintenance costs, in currencies other than the U.S. Dollar.  This difference could lead to fluctuations in net income due to changes in the value of the U.S. Dollars relative to the other currencies, in particular the Euro.  A decline in the value of the U.S. Dollar could lead to higher expenses payable by us.

There may be risks associated with the purchase and operation of secondhand vessels.

Our current business strategy includes additional growth through the acquisition of additional secondhand vessels.  Although we inspect secondhand vessels prior to purchase, this does not normally provide us with the same knowledge about their condition that we would have had if such vessels had been built for and operated exclusively by us.  Therefore, our future operating results could be negatively affected if some of the vessels do not perform as we expect.  Also, we generally do not receive the benefit of warranties from the builders if the vessels we buy are older than one year.

Delays or defaults by the shipyards in the construction of any new vessels that we may order could increase our expenses and diminish our net income and cash flows.

Our business strategy may include additional growth through constructing new vessels or acquiring newbuilding contracts.  Any such projects would be subject to the risk of delay or defaults by shipyards caused by, among other things, unforeseen quality or engineering problems, work stoppages, weather interference, unanticipated cost increases, delays in receipt of necessary equipment, and inability to obtain the requisite permits or approvals.  In accordance with industry practice, in the event any such shipyards are unable or unwilling to deliver the vessels ordered, we may not have substantial remedies.  Failure to construct or deliver vessels by the shipyards or any significant delays could increase our expenses and diminish our net income and cash flows.

An increase in costs could materially and adversely affect our financial performance.

Our vessel operating expenses are comprised of a variety of costs including crew costs, provisions, deck and engine stores, lubricating oil, insurance, maintenance and repairs, many of which are beyond our control and affect the entire shipping industry.  Also, costs such as insurance and security are still increasing.  If costs continue to rise, that could materially and adversely affect our cash flows and profitability.

Fuel, or bunkers, is a significant, if not the largest, expense for our vessels that will be employed in the spot market. With respect to our vessels that will be employed on time charter, the charterer is generally responsible for the cost of fuel, however such cost may affect the charter rates we are able to negotiate for our vessels.  Changes in the price of fuel may adversely affect our profitability.  The price and supply of fuel is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by OPEC and other oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns.  Further, fuel may become much more expensive in the future, which may reduce the profitability and competitiveness of our business versus other forms of transportation, such as truck or rail.

We may face unexpected repair costs for our vessels.

Repairs and maintenance costs are difficult to predict with certainty and may be substantial.  Many of these expenses are not covered by our insurance.  Large repair expenses could decrease our cash flow and profitability and reduce our liquidity.

Our vessels and their cargoes are at risk of being damaged or lost because of events such as marine disasters, bad weather, business interruptions caused by mechanical failures, grounding, fire, explosions and collisions, human error, war, terrorism, piracy and other circumstances or events. Changing economic, regulatory and political conditions in some countries, including political and military conflicts, have from time to time resulted in attacks on vessels, mining of waterways, piracy, terrorism, labor strikes and boycotts. These hazards may result in death or injury to persons, loss of revenues or property, environmental damage, higher insurance rates, damage to our customer relationships, market disruptions, delay or rerouting.  In addition, the operation of tankers has unique operational risks associated with the transportation of oil. An oil spill may cause significant environmental damage, and the associated costs could exceed the insurance coverage available to us.  Compared to other types of vessels, tankers are exposed to a higher risk of damage and loss by fire, whether ignited by a terrorist attack, collision, or other cause, due to the high flammability and high volume of the oil transported in tankers.

If our vessels suffer damage, they may need to be repaired at a drydocking facility. The costs of drydock repairs are unpredictable and may be substantial. We may have to pay drydocking costs that our insurance does not cover in full. The loss of revenues while these vessels are being repaired and repositioned, as well as the actual cost of these repairs, may adversely affect our business and financial condition. In addition, space at drydocking facilities is sometimes limited and not all drydocking facilities are conveniently located. We may be unable to find space at a suitable drydocking facility or our vessels may be forced to travel to a drydocking facility that is not conveniently located to our vessels’ positions. The loss of earnings while these vessels are forced to wait for space or to travel to more distant drydocking facilities may adversely affect our business and financial condition.  Further, the total loss of any of our vessels could harm our reputation as a safe and reliable vessel owner and operator.  If we are unable to adequately maintain or safeguard our vessels, we may be unable to prevent any such damage, costs, or loss which could negatively impact our business, financial condition, results of operations and available cash.

Compliance with safety and other vessel requirements imposed by classification societies may be very costly and may adversely affect our business.

The hull and machinery of every commercial tanker must be classed by a classification society authorized by its country of registry.  The classification society certifies that a tanker is safe and seaworthy in accordance with the applicable rules and regulations of the country of registry of the tanker and the Safety of Life at Sea Convention.  All of our vessels are certified as being “in-class” by Det Norske Veritas or the American Bureau of Shipping.  These classification societies are members of the International Association of Classification Societies.

A vessel must undergo annual surveys, intermediate surveys and special surveys.  In lieu of a special survey, a vessel’s machinery may be on a continuous survey cycle, under which the machinery would be surveyed periodically over a five-year period.  Our vessels are on special survey cycles for hull inspection and on special survey or continuous survey cycles for machinery inspection.  Every vessel is also required to be drydocked every two to five years for inspection of the underwater parts of such vessel.

If a vessel in our fleet does not maintain its class and/or fails any annual survey, intermediate survey or special survey, it will be unemployable and unable to trade between ports.  This would negatively impact our results of operations.

We depend on our key personnel and may have difficulty attracting and retaining skilled employees.

The loss of the services of any of our key personnel or our inability to successfully attract and retain qualified personnel in the future could have a material adverse effect on our business, financial condition and operating results. Our future success depends particularly on the continued service of John Tavlarios, our President, and our ability to attract a suitable replacement, if necessary.

Our success also depends in large part on our ability to attract and retain highly skilled and qualified ship officers and crew. In crewing our vessels, we require technically skilled employees with specialized training who can perform physically demanding work. Competition to attract and retain qualified crew members is intense. We expect crew costs to increase slightly in 2010. If we are not able to increase our rates to compensate for any crew cost increases, our financial condition and results of operations may be adversely affected. Any inability we experience in the future to hire, train and retain a sufficient number of qualified employees could impair our ability to manage, maintain and grow our business.

Our vessel-owning subsidiaries and third-party technical management companies employ masters, officers and crews to man our vessels. If not resolved in a timely and cost-effective manner, industrial action or other labor unrest could prevent or hinder our operations from being carried out as we expect and could have a material adverse effect on our business, results of operations, cash flows, financial condition and available cash.

Shipping is an inherently risky business and our insurance may not be adequate.

Our vessels and their cargoes are at risk of being damaged or lost because of events such as marine disasters, bad weather, mechanical failures, human error, war, terrorism, piracy and other circumstances or events. In addition, transporting crude oil creates a risk of business interruptions due to political, economic or regulatory circumstances in foreign countries, hostilities, labor strikes and boycotts.  Any of these events may result in loss of revenues, increased costs and decreased cash flows.  Future hostilities or other political instability could affect our trade patterns and adversely affect our operations and our revenues, cash flows and profitability.

We carry insurance to protect against most of the accident-related risks involved in the conduct of our business.  We currently maintain $1 billion in coverage for each of our vessels for liability for spillage or leakage of oil or pollution.  We also carry insurance covering lost revenue resulting from vessel off-hire for all of our vessels.  Nonetheless, risks may arise against which we are not adequately insured.  For example, a catastrophic spill could exceed our insurance coverage and have a material adverse effect on our financial condition.  In addition, we may not be able to procure adequate insurance coverage at commercially reasonable rates in the future and we cannot guarantee that any particular claim will be paid.  In the past, new and stricter environmental regulations have led to higher costs for insurance covering environmental damage or pollution, and new regulations could lead to similar increases or even make this type of insurance unavailable.  Furthermore, even if insurance coverage is adequate to cover our losses, we may not be able to timely obtain a replacement ship in the event of a loss.  We may also be subject to calls, or premiums, in amounts based not only on our own claim records but also the claim records of all other members of the protection and indemnity associations through which we receive indemnity insurance coverage for tort liability.  In addition, our protection and indemnity associations may not have enough resources to cover claims made against them. Our payment of these calls could result in significant expenses to us which could reduce our cash flows and place strains on our liquidity and capital resources.

The risks associated with older vessels could adversely affect our operations.

In general, the costs to maintain a vessel in good operating condition increase as the vessel ages. As of March 31, 2010, the weighted average age of the 31 vessels in our fleet was 9.9 years, compared to an average age of 8.9 years as of March 31, 2009. Due to improvements in engine technology, older vessels typically are less fuel-efficient than more recently constructed vessels. Cargo insurance rates increase with the age of a vessel, making older vessels less desirable to charterers.

Governmental regulations, safety or other equipment standards related to the age of tankers may require expenditures for alterations or the addition of new equipment to our vessels, and may restrict the type of activities in which our vessels may engage. We cannot assure you that, as our vessels age, market conditions will justify any required expenditures or enable us to operate our vessels profitably during the remainder of their useful lives.

If we do not set aside funds and are unable to borrow or raise funds for vessel replacement, we will be unable to replace the vessels in our fleet upon the expiration of their remaining useful lives of 25 years. Our cash flows and income are dependent on the revenues earned by the chartering of our vessels. If we are unable to replace the vessels in our fleet upon the expiration of their useful lives, our revenue will decline and our business, results of operations, financial condition, and available cash per share would be adversely affected. Any funds set aside for vessel replacement will reduce available cash.

Acts of piracy on ocean-going vessels have recently increased in frequency, which could adversely affect our business.

Acts of piracy have historically affected ocean-going vessels trading in regions of the world such as the South China Sea and in the Gulf of Aden off the coast of Somalia.  Throughout 2008 and 2009, the frequency of piracy incidents has increased significantly, particularly in the Gulf of Aden off the coast of Somalia.  For example, in November 2008, the M/V Sirius Star, a tanker vessel not affiliated with us, was captured by pirates in the Indian Ocean while carrying crude oil estimated to be worth $100 million. If these piracy attacks result in regions in which our vessels are deployed being characterized by insurers as “war risk” zones, as the Gulf of Aden temporarily was in May 2008, or Joint War Committee (JWC) “war and strikes” listed areas, premiums payable for such coverage could increase significantly and such insurance coverage may be more difficult to obtain.  In addition, crew costs, including costs which may be incurred to the extent we employ onboard security guards, could increase in such circumstances.  We may not be adequately insured to cover losses from these incidents, which could have a material adverse effect on us.  In addition, detention hijacking as a result of an act of piracy against our vessels, or an increase in cost, or unavailability of insurance for our vessels, could have a material adverse impact on our business, financial condition and results of operations.

Terrorist attacks, increased hostilities or war could lead to further economic instability, increased costs and disruption of our business.

Terrorist attacks, and the current conflicts in Iraq and Afghanistan and other current and future conflicts, may adversely affect our business, operating results, financial condition, ability to raise capital and future growth. Continuing hostilities in the Middle East may lead to additional armed conflicts or to further acts of terrorism and civil disturbance in the United States or elsewhere, which may contribute further to economic instability.

In addition, oil facilities, shipyards, vessels, pipelines and oil and gas fields could be targets of future terrorist attacks.  Any such attacks could lead to, among other things, bodily injury or loss of life, vessel or other property damage, increased vessel operational costs, including insurance costs, and the inability to transport oil and other refined products to or from certain locations.  Terrorist attacks, war or other events beyond our control that adversely affect the distribution, production or transportation of oil and other refined products to be shipped by us could entitle our customers to terminate our charter contracts, which would harm our cash flow and our business.

Compliance with safety, environmental and other governmental requirements and related costs may adversely affect our operations.

The shipping industry in general, our business and the operation of our vessels in particular, are affected by a variety of governmental regulations in the form of numerous international conventions, national, state and local laws and national and international regulations in force in the jurisdictions in which such tankers operate, as well as in the country or countries in which such tankers are registered. These regulations include:

•
the U.S. Oil Pollution Act of 1990, or OPA, which imposes strict liability for the discharge of oil into the 200-mile United States exclusive economic zone, the obligation to obtain certificates of financial responsibility for vessels trading in United States waters and the requirement that newly constructed tankers that trade in United States waters be constructed with double-hulls;

•
the International Convention on Civil Liability for Oil Pollution Damage of 1969 entered into by many countries (other than the United States) which imposes strict liability for pollution damage caused by the discharge of oil;

•
the International Convention for the Prevention of Pollution from Ships adopted and implemented under the auspices of the International Maritime Organization, or IMO, with respect to strict technical and operational requirements for tankers;

•	the IMO International Convention for the Safety of Life at Sea of 1974, or SOLAS, which imposes crew and passenger safety requirements;

•	the International Ship and Port Facilities Securities Code, or the ISPS Code, which became effective in 2004;

•
the International Convention on Load Lines of 1966 which imposes requirements relating to the safeguarding of life and property through limitations on load capability for vessels on international voyages; and

•	the U.S. Maritime Transportation Security Act of 2002 which imposes security requirements for tankers entering U.S. ports.

More stringent maritime safety rules have been imposed in the European Union and further rules may be imposed as a result of the oil spill in November 2002 relating to the loss of the M.T. Prestige, a 26-year old single-hull tanker owned by a company not affiliated with us. Additional laws and regulations may also be adopted that could limit our ability to do business or increase the cost of our doing business and that could have a material adverse effect on our operations. In addition, we are required by various governmental and quasi-governmental agencies to obtain certain permits, licenses and certificates with respect to our operations. We believe our vessels are maintained in good condition in compliance with present regulatory requirements, are operated in compliance with applicable safety and environmental laws and regulations and are insured against usual risks for such amounts as our management deems appropriate. The vessels’ operating certificates and licenses are renewed periodically during each vessel’s required annual survey. However, government regulation of tankers, particularly in the areas of safety and environmental impact may change in the future and require us to incur significant capital expenditures with respect to our ships to keep them in compliance.

Increased inspection procedures and tighter import and export controls could increase costs and disrupt our business.

International shipping is subject to various security and customs inspections and related procedures in countries of origin and destination.  Inspection procedures can result in the seizure of contents of our vessels, delays in the loading, offloading or delivery and the levying of customs, duties, fines and other penalties against us.

It is possible that changes to inspection procedures could impose additional financial and legal obligations on us.  Furthermore, changes to inspection procedures could also impose additional costs and obligations on our customers and may, in certain cases, render the shipment of certain types of cargo impractical.  Any such changes or developments may have a material adverse effect on our business, financial condition, results of operations and our ability to pay dividends and/or principal, premium, if any, and interest on the notes.

Our vessels may be requisitioned by governments without adequate compensation.

A government could requisition for title or seize our vessels.  In the case of a requisition for title, a government takes control of a vessel and becomes its owner.  Also, a government could requisition our vessels for hire.  Under requisition for hire, a government takes control of a vessel and effectively becomes its charterer at dictated charter rates.  Generally, requisitions occur during a period of war or emergency. Although we, as owner, would be entitled to compensation in the event of a requisition, the amount and timing of payment would be uncertain.

Increases in tonnage taxes on our vessels would increase the costs of our operations.

Our vessels are currently registered under the flags of the Republic of Liberia, the Republic of the Marshall Islands and Bermuda.  These jurisdictions impose taxes based on the tonnage capacity of each of the vessels registered under their flag.  The tonnage taxes imposed by these countries could increase, which would cause the costs of our operations to increase.

Arrests of our vessels by maritime claimants could cause a significant loss of earnings for the related off hire period.

Crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages.  In many jurisdictions, a maritime lienholder may enforce its lien by “arresting” or “attaching” a vessel through foreclosure proceedings.  The arrest or attachment of one or more of our vessels could result in a significant loss of earnings for the related off-hire period.

In addition, in jurisdictions where the “sister ship” theory of liability applies, a claimant may arrest both the vessel which is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner.  In countries with “sister ship” liability laws, claims might be asserted against us, any of our subsidiaries or our vessels for liabilities of other vessels that we own.

Proceedings involving General Maritime, our vessel-operating subsidiary and two General Maritime vessel officers could negatively impact our business.

On November 25, 2008, a jury in the Southern District of Texas found General Maritime Management (Portugal) L.D.A., a subsidiary of ours, or GMM Portugal, and two vessel officers of the Genmar Defiance guilty of violating the Act to Prevent Pollution from Ships and 18 USC 1001. The conviction resulted from charges based on alleged incidents occurring on board the Genmar Defiance arising from potential failures by shipboard staff to properly record discharges of bilge waste during the period of November 24, 2007 through November 26, 2007. Pursuant to the sentence imposed by the Court on March 13, 2009, GMM Portugal paid a $1 million fine in April 2009 and is subject to a probationary period of five years. During this period, a court-appointed monitor will monitor and audit GMM Portugal’s compliance with its environmental compliance plan, and GMM Portugal is required to designate a responsible corporate officer to submit monthly reports to, and respond to inquiries from, the court’s probation department. The court stated that, should GMM Portugal engage in future conduct in violation of its probation, it may, under appropriate circumstances, ban certain of our vessels from calling on U.S. ports. We have also written off approximately $3.3 million of insurance claims related to this matter.

On or about August 29, 2007, an oil sheen was discovered by shipboard personnel of the Genmar Progress in Guayanilla Bay, Puerto Rico in the vicinity of the vessel. We understand the federal and Puerto Rico authorities are conducting civil investigations into an oil pollution incident which occurred during this time period on the southwest coast of Puerto Rico including Guayanilla Bay. The extent to which oil discharged from the Genmar Progress is responsible for this incident is currently the subject of investigation. The U.S. Coast Guard has designated the Genmar Progress as a potential source of discharged oil. Under the Oil Pollution Act of 1990, the source of the discharge is liable, regardless of fault, for damages and oil spill remediation as a result of the discharge.

On January 13, 2009, we received a demand from the U.S. National Pollution Fund for $5.8 million for the U.S. Coast Guard’s response costs and certain costs of the Departamento de Recursos Naturales y Ambientales of Puerto Rico in connection with the alleged damage to the environment caused by the spill. In April 2010,the U.S. National Pollution fund made an additional natural resource damage assessment claim against us of $0.5 million.  We are reviewing the demand and have requested additional information from the U.S. National Pollution Fund relating to the demand. We and General Maritime Management LLC received grand jury subpoenas, dated October 5, 2009 and September 21, 2009, respectively, from U.S. Department of Justice requesting additional information and records pertaining to the operations of the Genmar Progress and our business. Currently, no charges have been made and no other fines or penalties have been levied against us. We have been cooperating in these investigations and have posted a surety bond to cover potential fines or penalties that may be imposed in connection with the matter.

This matter, including the demand from the U.S. National Pollution Fund, has been reported to our protection and indemnity insurance underwriters, and we believe that any such liabilities will be covered by its insurance, less a deductible.  We have not accrued reserves for this incident because the amount of any costs that may be incurred by us is not estimable at this time.

We may have to pay U.S. tax on U.S. source income, which would reduce our net income and cash flows.

If we do not qualify for an exemption pursuant to Section 883 of the U.S. Internal Revenue Code of 1986, as amended, or the Code, which we refer to as Section 883, then we will be subject to U.S. federal income tax on our shipping income that is derived from U.S. sources.  If we are subject to such tax, our net income and cash flows would be reduced by the amount of such tax.

We will qualify for exemption under Section 883 if, among other things, our stock is treated as primarily and regularly traded on an established securities market in the United States.  Under applicable Treasury regulations, we may not satisfy this publicly traded requirement in any taxable year in which 50% or more of our stock is owned for more than half the days in such year by persons who actually or constructively own 5% or more of our stock, which we sometimes refer to as 5% shareholders.

We believe that, based on the ownership of our stock in 2009, we satisfied the publicly traded requirement for 2009.  However, if 5% shareholders were to own more than 50% of our common stock for more than half the days of any future taxable year, we may not be eligible to claim exemption from tax under Section 883 for such taxable year.  We can provide no assurance that changes and shifts in the ownership of our stock by 5% shareholders will not preclude us from qualifying for exemption from tax in 2010 or in future years.

If we do not qualify for the Section 883 exemption, our shipping income derived from U.S. sources, or 50% of our gross shipping income attributable to transportation beginning or ending in the United States, would be subject to a 4% tax without allowance for deductions.

Legislative action relating to taxation could materially and adversely affect us.

Our tax position could be adversely impacted by changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof by any tax authority. For example, legislative proposals have been introduced in the U.S. Congress which, if enacted, could change the circumstances under which we would be treated as a U.S. person for U.S. federal income tax purposes, which could materially and adversely affect our effective tax rate and cash tax position and require us to take action, at potentially significant expense, to seek to preserve our effective tax rate and cash tax position. We cannot predict the outcome of any specific legislative proposals.

U.S. tax authorities could treat us as a “passive foreign investment company,” which could have adverse U.S. federal income tax consequences to U.S. shareholders and negatively impact our ability to raise capital through the issuance of equity.

A foreign corporation generally will be treated as a “passive foreign investment company,” which we sometimes refer to as a PFIC, for U.S. federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of “passive income” or (2) at least 50% of its assets (averaged over the year and generally determined based upon value) produce or are held for the production of “passive income.” U.S. shareholders of a PFIC are subject to a disadvantageous U.S. federal income tax regime with respect to distributions they receive from the PFIC and gain, if any, they derive from the sale or other disposition of their stock in the PFIC.

For purposes of these tests, “passive income” generally includes dividends, interest, gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business, as defined in applicable Treasury regulations.

For purposes of these tests, income derived from the performance of services does not constitute “passive income.” By contrast, rental income would generally constitute passive income unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business. We do not believe that our past or existing operations or the past operations of General Maritime Subsidiary or Arlington would cause us, or would have caused General Maritime Subsidiary or Arlington, to be deemed a PFIC with respect to any taxable year. In this regard, we treat the gross income we derive or are deemed to derive from our time and spot chartering activities as services income, rather than rental income. Accordingly, we believe that (1) our income from our time and spot chartering activities does not constitute passive income and (2) the assets that we own and operate in connection with the production of that income do not constitute passive assets.

While there is no direct legal authority under the PFIC rules addressing our method of operation, there is legal authority supporting this position consisting of case law and pronouncements by the United States Internal Revenue Service, which we sometimes refer to as the IRS, pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes.  However, it should be noted that there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes.  Accordingly, no assurance can be given that the IRS or a court of law will accept our position, and there is a risk that the IRS or a court of law could determine that we are a PFIC.  Moreover, because there are uncertainties in the application of the PFIC rules, because the PFIC test is an annual test, and because, although we intend to manage our business so as to avoid PFIC status to the extent consistent with our other business goals, there could be changes in the nature and extent of our operations in future years, there can be no assurance that we will not become a PFIC in any taxable year.

If we were to be treated as a PFIC for any taxable year (and regardless of whether we remain a PFIC for subsequent taxable years), our U.S. shareholders would face adverse U.S. tax consequences. These adverse tax consequences to shareholders could negatively impact our ability to issue additional equity in order to raise the capital necessary for our business operations.

The international nature of our operations may make the outcome of any bankruptcy proceedings difficult to predict.

We are incorporated under the laws of the Republic of the Marshall Islands and our subsidiaries are also incorporated under the laws of the Marshall Islands, Liberia, Bermuda and certain other countries besides the United States, and we conduct operations in countries around the world. Consequently, in the event of any bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding involving us or any of our subsidiaries, bankruptcy laws other than those of the United States could apply. We have limited operations in the United States. If we become a debtor under U.S. bankruptcy laws, bankruptcy courts in the United States may seek to assert jurisdiction over all of our assets, wherever located, including property situated in other countries. There can be no assurance, however, that we would become a debtor in the United States, or that a U.S. bankruptcy court would be entitled to, or accept, jurisdiction over such a bankruptcy case, or that courts in other countries that have jurisdiction over us and our operations would recognize a U.S. bankruptcy court’s jurisdiction if any other bankruptcy court would determine it had jurisdiction.

RISKS RELATING TO THE NOTES AND OUR INDEBTEDNESS

We have incurred significant indebtedness which could affect our ability to finance our operations, pursue desirable business opportunities and successfully run our business in the future, and therefore make it more difficult for us to fulfill our obligations under the notes.

We have incurred substantial debt. As of March 31, 2010, we had $1,019 million of total long-term debt and shareholders’ equity of $348.9 million. Our substantial indebtedness and interest expense could have important consequences to our company and holders of notes, including:

•	requiring us to seek to incur further indebtedness in order to make the capital expenditures and other expenses or investments planned by us to the extent our future cash flows are insufficient;

•
limiting our ability to obtain additional financing in the future for working capital, capital expenditures, debt service requirements, acquisitions and the execution of our growth strategy, and other expenses or investments planned by us;

•	limiting our flexibility and our ability to capitalize on business opportunities and to react to competitive pressures and adverse changes in government regulation, our business and our industry;

•
limiting our ability to use a substantial portion of our cash flow from operations in other areas of our business, including for working capital, capital expenditures and other general business activities, because we must dedicate a substantial portion of these funds to service our debt;

•	limiting our ability to satisfy our obligations under the notes or other indebtedness (which could result in an event of default if we fail to comply with the requirements of our indebtedness);

•	increasing our vulnerability to a downturn in our business and to adverse economic and industry conditions generally;

•	placing us at a competitive disadvantage as compared to our competitors that are less leveraged;

•	limiting our ability, or increasing the costs, to refinance indebtedness; and

•	limiting our ability to enter into hedging transactions by reducing the number of counterparties with whom we can enter into such transactions as well as the volume of those transactions.

Our 2005 Credit Facility began to amortize in February 2009. Our ability to secure additional financing, if needed, may be substantially restricted by the existing level of our indebtedness and the restrictions contained in our debt instruments. When our 2005 Credit Facility matures in 2012, if we are unable to refinance it, we will be required to dedicate a substantial portion of our cash flow to the payment of such debt, which will reduce the amount of funds available for operations, capital expenditures and future business opportunities.

The occurrence of any one of the events described above could have a material adverse effect on our business, financial condition, results of operations, prospects, and ability to satisfy our obligations under our credit facilities and under the notes.

We may incur significantly more indebtedness, which could further increase the risks associated with our indebtedness and prevent us from fulfilling our obligations under the notes.

Despite our current level of indebtedness, our 2005 Credit Facility and the indenture governing the notes will permit us to incur significant additional indebtedness in the future, subject to specified limitations. Although our 2005 Credit Facility and the indenture governing the notes restrict our and our subsidiaries’ ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and, under specified circumstances, the indebtedness incurred in compliance with such restrictions could be substantial. If new indebtedness is added to our and our subsidiaries’ current debt levels, the related risks that we and they face would be increased, and we may not be able to meet all our debt obligations, including repayment of the notes, in whole or in part.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes.

We expect our earnings and cash flow to vary significantly from year to year due to the cyclical nature of our industry. As a result, the amount of debt that we can manage in some periods may not be appropriate for us in other periods. Additionally, our future cash flow may be insufficient to meet our debt obligations and commitments, including the notes. Any insufficiency could negatively impact our business. A range of economic, competitive, financial, business, industry and other factors will affect our future financial performance, and, as a result, our ability to generate cash flow from operations and to pay our debt, including the notes. Many of these factors, such as charter rates, economic and financial conditions in our industry and the global economy or competitive initiatives of our competitors, are beyond our control. If we do not generate sufficient cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as:

•	refinancing or restructuring our debt, including the notes;

•	selling tankers or other assets;

•	reducing or delaying investments and capital expenditures; or

•	seeking to raise additional capital.

However, we cannot assure you that undertaking alternative financing plans, if necessary, would be successful in allowing us to meet our debt obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the indenture governing the notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our inability to generate sufficient cash flow to satisfy our debt obligations, including our obligations under the notes, or to obtain alternative financing, could materially and adversely affect our business, financial condition, results of operations and prospects.

The indenture for the notes and our 2005 Credit Facility will impose significant operating and financial restrictions that may limit our ability to operate our business.

Following this offering, the indenture for the notes and our 2005 Credit Facility will impose significant operating and financial restrictions on us and our restricted subsidiaries. These restrictions will limit our ability and the ability of our restricted subsidiaries to, among other things, as applicable:

•	incur additional debt and provide additional guarantees;

•	pay dividends or make other restricted payments, including certain investments;

•	create or permit certain liens;

•	sell tankers or other assets;

•	create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

•	engage in certain transactions with affiliates; and

•	consolidate or merge with or into other companies, or transfer all or substantially all of our assets or the assets of our restricted subsidiaries.

These restrictions could limit our ability to finance our future operations or capital needs, make acquisitions or pursue available business opportunities.

In addition, our 2005 Credit Facility requires us to maintain specified financial ratios and satisfy financial covenants. Among other things, we are required to maintain the aggregate fair market value of all mortgaged vessels under the credit facility at or above 125% of the total commitment amount under the credit facility, and as a result we have pledged 11 of our Suezmax, 12 of our Aframax vessels, 2 of our Panamax vessels and 1 Handymax vessel as security to the lenders under the 2005 Credit Facility. We are currently required to maintain a net debt to Adjusted EBITDA ratio of no more than 6.5:1.0 on the last day of any fiscal quarter. Such ratio will lower to 6.0:1.0 from December 31, 2010 until September 30, 2011 and 5.5:1.0 thereafter.  Our net debt to Adjusted EBITDA ratio for the 12-month period ended March 31, 2010 was approximately 6.42:1.0.  Additionally, we are not permitted to allow the sum of (A) unrestricted cash and cash equivalents plus (B) the lesser of (1) the total available unutilized commitment under the 2005 Credit Facility and (2) $25 million to be less than $50 million. Under the 2005 Credit Facility, we are permitted to pay quarterly cash dividends limited to $0.125 per share.  We may be required to take action to reduce our debt or to act in a manner contrary to our business objectives to meet these ratios and satisfy these covenants. Events beyond our control, including changes in the economic and business conditions in the markets in which we operate, may affect our ability to comply with these covenants. We cannot assure you that we will meet these ratios or satisfy these covenants or that our lenders will waive any failure to do so. A breach of any of the covenants in, or our inability to maintain the required financial ratios under, our 2005 Credit Facility would prevent us from borrowing additional money under the facility and could result in a default under it. If a default occurs under our 2005 Credit Facility, the lenders could elect to declare that debt, together with accrued interest and other fees, to be immediately due and payable and proceed against the collateral securing that debt, which constitutes all or substantially all of our assets, including our rights in the mortgaged vessels and their charters. Moreover, if the lenders under our 2005 Credit Facility were to accelerate the debt outstanding under that facility, it could result in a default under our other debt obligations that may exist at such time, including the notes, and if all or any part of our debt were to be accelerated, we may not have or be able to obtain sufficient funds available to repay it or to repay the notes upon acceleration.

Fluctuations in the market value of our fleet may adversely affect our liquidity and may result in breaches under our financing arrangements and sales of vessels at a loss.

The market value of vessels fluctuates depending upon general economic and market conditions affecting the tanker industry, the number of tankers in the world fleet, the price of constructing new tankers, or newbuildings, types and sizes of tankers, and the cost of other modes of transportation. The market value of our fleet may decline as a result of a downswing in the historically cyclical shipping industry or as a result of the aging of our fleet. Declining tanker values could affect our ability to raise cash by limiting our ability to refinance vessels and thereby adversely impact our liquidity. In addition, declining vessel values could result in the reduction in lending commitments, the requirement to repay outstanding amounts or a breach of loan covenants, which could give rise to an event of default under our 2005 Credit Facility.

Our 2005 Credit Facility requires us to comply with a collateral maintenance covenant under which the market value of our vessels must remain at or above 125% of the total commitment amount under the credit facility. If we are unable to maintain this required collateral maintenance ratio, we may be prevented from borrowing additional money under our credit facility, or we may default under our credit facility. If a default occurs, the lenders could elect to declare the debt, together with accrued interest and other fees, to be immediately due and payable and proceed against the collateral securing the debt, which constitutes a majority of our assets. Moreover, if the lenders were to accelerate the debt outstanding, it could result in a default under our other debt obligations that may exist at such time, including the notes.

Due to the cyclical nature of the tanker market, the market value of one or more of our vessels may at various times be lower than their book value, and sales of those vessels during those times would result in losses. If we determine at any time that a vessel’s future limited useful life and earnings require us to impair its value on our financial statements, that could result in a charge against our earnings and the reduction of our shareholders’ equity. If for any reason we sell vessels at a time when vessel prices have fallen, the sale may be at less than the vessel’s carrying amount on our financial statements, with the result that we would also incur a loss and a reduction in earnings. The 26 vessels which are currently collateralizing in part our 2005 Credit Facility had an aggregate carrying value of $922.5 million as of March 31, 2010.  We estimate that the aggregate fair value of such vessels, as determined by valuations received on March 31, 2010, was $957.0 million as of March 31, 2010.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our 2005 Credit Facility, that is not waived by the required lenders or holders of such indebtedness, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow or are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants in any agreement governing our indebtedness, including the covenants contained in our 2005 Credit Facility, we would be in default under the terms of the agreements governing such indebtedness. In the event of such default:

•
the lenders under our 2005 Credit Facility could elect to terminate their commitments thereunder, declare all the funds borrowed thereunder to be due and payable and, if not promptly paid, institute foreclosure proceedings against our assets;

•	even if those lenders do not declare a default, they may be able to cause all of our available cash to be used to repay their loans; and

•	such default could cause a cross-default or cross-acceleration under our other indebtedness, including the notes.

As a result of such default and any actions the lenders may take in response thereto, we could be forced into bankruptcy or liquidation.

An increase in interest rates would increase the cost of servicing our debt and could reduce our profitability.

Our debt under our 2005 Credit Facility bears interest at a variable rate of LIBOR plus 250 basis points. We may also incur indebtedness in the future with variable interest rates. As a result, an increase in market interest rates would increase the cost of servicing our debt and could materially reduce our profitability and cash flows. The impact of such an increase would be more significant for us than it would be for some other companies because of our substantial debt.

Changes in our credit ratings or in the financial and credit markets could adversely affect the market prices of the notes, and our credit ratings may not reflect all the risks of any investment in the notes.

The future market prices of the notes will be affected by a number of factors, including:

•	our ratings with major credit rating agencies;

•	the prevailing interest rates being paid by companies similar to us; and

•	the overall condition of the financial and credit markets.

The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. These fluctuations could have an adverse effect on the trading prices of the notes. In addition, credit rating agencies continually revise their ratings for companies that they follow, including us. We cannot assure you that credit rating agencies will continue to rate the notes or that they will maintain their ratings on the notes. The withdrawal of a rating, or a negative change in our rating, could have an adverse effect on the market prices of the notes.

In addition, our credit ratings are an independent assessment of our ability to pay debt obligations as they become due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Our credit ratings, however, may not reflect the potential impact that risks related to structural, market or other factors discussed in this prospectus may have on the value of your notes.

It may not be possible for investors in the notes to enforce U.S. judgments against us.

We are incorporated in the Republic of the Marshall Islands and most of our subsidiaries are organized in Liberia, the Marshall Islands and Bermuda. Substantially all of our assets and those of our subsidiaries are located outside the United States. As a result, it may be difficult or impossible for investors in the notes to enforce judgment upon us for civil liabilities in U.S. courts. In addition, you should not assume that courts in the countries in which we or our subsidiaries are incorporated or where our or the assets of our subsidiaries are located (1) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries based upon the civil liability provisions of applicable U.S. federal and state securities laws or (2) would entertain original actions brought against us or our subsidiaries based upon these laws.

RISKS RELATING TO THE EXCHANGE OFFER AND THE SERIES B NOTES

If you do not properly tender your Series A notes, you will continue to hold securities issued in a transaction that was not registered under the Securities Act and thus will be subject to significant restrictions on transfer.

We will only issue Series B notes in exchange for Series A notes that you timely and properly tender. Therefore, you should timely tender the Series A notes and carefully follow the instructions for tendering such Series A notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of Series A notes.

If you do not exchange your Series A notes for Series B notes pursuant to the exchange offer, the Series A notes you hold will continue to be subject to the existing transfer restrictions under the Securities Act. In general, you may not offer or sell the Series A notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Series A notes under the Securities Act unless our registration rights agreement with the initial purchasers of the Series A notes requires us to do so. Further, if you continue to hold any Series A notes after the exchange offer is consummated, you may have difficulty selling them because there will be fewer Series A notes outstanding.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

The Series B notes are a new issue of securities for which there is no established public market. We do not intend to have the Series B notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. The initial purchasers are not obligated to make a market in the Series B notes and any market-making activities that they may engage in may be discontinued at any time without notice. In addition, any such market making activities may be limited during the exchange offer or while the effectiveness of a shelf registration statement is pending. Therefore, we cannot assure you as to the development or liquidity of any trading market for the Series B notes. The liquidity of any market for the notes will depend on a number of factors, including:

•	the number of holders of notes;

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the notes for the Series B notes;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the notes; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the Series B notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes or Series B notes. Therefore, we cannot assure you that you will be able to sell your Series B notes at a particular time or the price that you receive when you sell will be favorable.

Your right to receive payments on the Series B notes is effectively subordinated in right of payment to all existing and future secured indebtedness of ours and the subsidiary guarantors up to the value of the collateral securing such indebtedness.

The Series B notes and the subsidiary guarantees will be our and the subsidiary guarantors’ unsecured obligations and will be effectively subordinated to our and their secured indebtedness to the extent of the value of the collateral securing that debt. As of March 31, 2010, the notes and the subsidiary guarantees will effectively rank junior to $726 million of secured debt under our 2005 Credit Facility (and up to an additional $18.8 million available as of March 31, 2010 under our 2005 Credit Facility that we may borrow thereunder from time to time if certain financial maintenance covenants under the 2005 Credit Facility are met), which debt is secured by our assets and the assets of our principal subsidiaries (including 26 of our vessels). Although the indenture governing the notes will restrict our ability and the ability of our restricted subsidiaries to create or incur liens to secure indebtedness, these restrictions are subject to important limitations and exceptions that will permit us to secure a substantial amount of additional indebtedness. Accordingly, in the event of a bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding affecting us or any subsidiary guarantors, your right to receive payment will be effectively subordinated to those of secured creditors up to the value of the collateral securing such indebtedness. Holders of the Series B notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, including the Series A notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In addition, if the secured lenders were to declare a default with respect to their loans and enforce their rights with respect to their collateral, there can be no assurance that our remaining assets would be sufficient to satisfy our other obligations, including our obligations with respect to the Series B notes. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the Series B notes. As a result, holders of the Series B notes may receive less, ratably, than holders of secured indebtedness. Please see “Description of the Series B notes—Ranking” beginning on page 51.

Claims of noteholders will be structurally subordinated to claims of creditors of any of our existing or future subsidiaries that do not guarantee the notes.

Some, but not all, of our subsidiaries guarantee the Series B notes. As a result, holders of the Series B notes are creditors of only our company and those of our subsidiaries that have guaranteed the Series B notes. In the case of subsidiaries that are not guarantors, all of the existing and future liabilities of those subsidiaries, including any claims of trade creditors, debtholders and preferred stockholders, are effectively senior to the Series B notes and related guarantees. Subject to limitations in our 2005 Credit Facility and the indenture governing the notes, non-guarantor subsidiaries may incur additional indebtedness in the future (and may incur other liabilities without limitation). In the event of a bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding of any of our non-guarantor subsidiaries, their creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. Our subsidiaries that will not be guarantors of the Series B notes were inactive entities during the years ended December 31, 2008 and 2009, have no outstanding indebtedness, generated less than 1% of our consolidated revenues during the year ended December 31, 2009 and the three months ended March 31, 2010 and held less than 1% of our consolidated assets as of March 31, 2010.

We and our subsidiaries are not fully prohibited from incurring substantially more debt, and such debt will be effectively senior to the Series B notes to the extent it is secured by our assets.

We have a $749.8 million secured revolving credit facility with $726 million drawn as of March 31, 2010 and $726 million drawn as of the date hereof.  We have outstanding $300 million of Series A notes governed by the indenture which will govern the Series B notes. Under the terms of the credit agreement governing the revolving credit facility and the indenture, we and our subsidiaries may incur substantial additional indebtedness (including secured indebtedness) in the future. All or substantially all of our future borrowings under our revolving credit facility will be effectively senior to the Series B notes to the extent of the assets securing any such borrowings. If we add new debt to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify.

We are a holding company, and we depend on the ability of our subsidiaries to distribute sufficient funds to us for us to satisfy our financial and other obligations.

We are a holding company, and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than the equity interests of our subsidiaries. As a result, our ability to service our debt obligations, including the notes, depends on the performance of our subsidiaries and their ability to distribute sufficient funds to us. The ability of our subsidiaries to generate sufficient cash flow from operations or distribute funds or assets to allow us to make scheduled payments on our debt obligations, including the notes, may be restricted by, among other things, restrictions under our 2005 Credit Facility, or other debt facilities, applicable corporate and limited liability company laws of the jurisdictions of our subsidiaries’ incorporation or organization, and other laws and regulations, and will also depend on their future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. If we are unable to obtain sufficient funds from our subsidiaries, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot assure you that any such alternative refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds realized from those sales, that additional financing could be obtained on acceptable terms, if at all, or that additional financing would be permitted under the terms of our various debt instruments then in effect. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition, results of operations and cash flow, as well as on our ability to pay interest or principal on the notes when due, or redeem the notes upon a change of control.

We may not be able to satisfy our obligations to holders of the Series B notes upon a change of control.

If we experience a change of control (which is defined in the indenture governing the notes), we will be required to make an offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued but unpaid interest thereon, if any, to the date of repurchase. However, we may be unable to do so because we might not have sufficient available funds, particularly since a change of control could cause part or all of our other indebtedness to become due.

As a result, holders of the Series B notes may be required to continue to hold their notes even after a change of control.

A failure to make an offer to repurchase the notes upon a change of control would give rise to an event of default under the indenture governing the notes, and could result in an acceleration of amounts due thereunder. Any such default under the indenture would trigger a default under our 2005 Credit Facility, which could result in the acceleration of all indebtedness thereunder. In the event of any such acceleration, there can be no assurance that we will have sufficient funds to repay our outstanding indebtedness, including with respect to the Series B notes.

In a recent decision, the Chancery Court of Delaware raised the possibility that a change of control put right occurring as a result of a failure to have “continuing directors” comprising a majority of a board of directors may be unenforceable on public policy grounds.

Please see “Description of the Series B notes—Change of Control” beginning on page 51.

We are subject to certain fraudulent transfer and conveyance statutes which may adversely affect holders of the notes.

Fraudulent transfer and insolvency laws to which we and our subsidiary guarantors may be subject may result in the notes and the guarantees being voided, subordinated or limited.

Marshall Islands

We and many of our guarantors, as of the issue date of the notes, are organized under the laws of the Marshall Islands. While the Marshall Islands does not have a bankruptcy statute or general statutory mechanism for insolvency proceedings, a Marshall Islands court could apply general U.S. principles of fraudulent conveyance, discussed below, in light of the provisions of the Marshall Islands Business Corporations Act, or the BCA, restricting the grant of guarantees without a corporate purpose. In such case, a Marshall Islands court could void or subordinate the notes or the subsidiary guarantees, including for the reasons a U.S. court could void or subordinate a guarantee as described below.

United States

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the subsidiary guarantees, particularly any future guarantees of any U.S. subsidiaries we might create. Under U.S. federal bankruptcy law and comparable provisions of U.S. state fraudulent transfer or conveyance laws, if any such law would be deemed to apply, which may vary from state to state, the notes or the subsidiary guarantees could be voided as a fraudulent transfer or conveyance if (1) we or any of the guarantors, as applicable, issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors, or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the subsidiary guarantees;

•	the issuance of the notes or the incurrence of the subsidiary guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay as they mature; or

•
we or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

If a court were to find that the issuance of the notes or the incurrence of the subsidiary guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such subsidiary guarantee or further subordinate the notes or such subsidiary guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the subsidiary guarantees would not be further subordinated to our or any of our guarantors’ other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Other jurisdictions

The laws of the other jurisdictions in which guarantors are or may be organized (such as Liberia, Bermuda, Portugal, Singapore and Russia) may also limit the ability of those guarantors to guarantee debt of a parent company. These limitations arise under various provisions or principles of corporate law, including provisions requiring a subsidiary guarantor to receive adequate corporate benefit from the financing, rules governing preservation of share capital, and thin capitalization and fraudulent transfer principles. In certain of these jurisdictions, the subsidiary guarantees will contain language limiting the amount of debt guaranteed so that the applicable local law restrictions will not be violated. Accordingly, if you were to enforce the subsidiary guarantees in such jurisdictions, your claims may be limited. Furthermore, although we believe that the subsidiary guarantees of such guarantors are enforceable (subject to local law restrictions), a third-party creditor may challenge these guarantees and prevail in court. We can provide no assurance that the subsidiary guarantees will be enforceable.

Many of the covenants contained in the indenture governing the Series B notes will terminate if the Series B notes are rated investment grade by either Standard & Poor’s or Moody’s and no default has occurred and is continuing.

Many of the covenants in the indenture governing the Series B notes will terminate if the Series B notes are rated investment grade by either Standard & Poor’s or Moody’s and no default has occurred and is continuing. These covenants will be restored if the Series B notes are later rated below investment grade. These covenants restrict, among other things, our ability to pay dividends on our common stock, incur debt and enter into certain other transactions. Termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. See “Description of the Series B notes—Certain Covenants.”

The Series B notes will be treated as issued with original issue discount for U.S. federal income tax purposes.

The Series B notes will be treated as having been issued with OID.  Because the Series A notes were issued with original issue discount, OID, for U.S. federal income tax purposes and the exchange of Series A notes for Series B notes in the exchange offer will not be a taxable event.  In addition to the stated interest on the notes, a U.S. holder will be required to include any OID in gross income on a constant yield to maturity basis in advance of the receipt of cash payment thereof and regardless of such holder’s method of accounting for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.” Additionally, a bankruptcy court may not allow a claim for all or a portion of any unamortized amount of the OID on the notes.

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

Simultaneously with the issuance and sale of the Series A notes on November 12, 2009, we and the subsidiary guarantors entered into a registration rights agreement with J.P. Morgan Securities Inc. and other financial institutions named in the agreement, the initial purchasers of the Series A notes.  Under the registration rights agreement, we and the subsidiary guarantors agreed, among other things, to:

•	use our reasonable best efforts to file with the SEC an exchange offer registration statement relating to the Series B notes;

•	use our reasonable best efforts to have the registration statement remain effective until 180 days after the closing of the exchange offer; and

•
use our commercially reasonable efforts to complete an exchange offer, in which Series B notes will be issued in exchange for Series A notes, not later than 60 days after the registration statement is declared effective.

We and the subsidiary guarantors are conducting the exchange offer to satisfy these obligations under the registration rights agreement.  The Series B notes will be substantially identical to the Series A notes, except that the Series B notes will not contain terms with respect to transfer restrictions under the Securities Act, registration rights or payment of additional interest as liquidated damages.

Under some circumstances, we and the subsidiary guarantors may be required to file and use our reasonable best efforts to cause to be declared effective by the SEC, in addition to or in lieu of the exchange offer registration statement, a shelf registration statement covering resales of the Series A notes.  If we and the subsidiary guarantors fail to meet specified deadlines under the registration rights agreement, then we, and, to the extent of their guarantees of the notes, the subsidiary guarantors, will be obligated to pay liquidated damages to holders of the Series A notes in the amount of a 0.25% per annum increase in the annual interest rate borne by the notes for the first 90-day period following such failure (which interest rate will increase by 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.0% per annum) until such failure is cured.  See “Description of the Series B Notes—Registration Rights.”  A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part, and the summary of the material provisions of the registration rights agreement does not purport to be complete and is qualified in its entirety by reference to the complete registration rights agreement.

To exchange your Series A notes for transferable Series B notes in the exchange offer, you will be required to make the following representations:

•	you will acquire any Series B notes that you receive in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the Series B notes;

•
if you are a broker-dealer that will receive Series B notes for your own account in exchange for Series A notes, you acquired those Series A notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such Series B notes; and

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act of the Company or any subsidiary guarantor.

In addition, if your outstanding Series A notes are included in a shelf registration statement, we may require you to provide information about yourself and your intended method of distribution to be used in connection with the shelf registration statement as may be required to comply with the Securities Act. A holder who sells Series A notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers. Such a holder will also be subject to the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder, including indemnification obligations.

The description of the registration rights agreement contained in this section is a summary only. For more information, you should review the provisions of the registration rights agreement that we filed with the Commission as an exhibit to the registration statement of which this prospectus is a part.

Resale of Series B notes

Based on no-action letters issued by the staff of the Commission to third parties, we believe that Series B notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you acquire such Series B notes in the ordinary course of your business; and

•	you do not intend to participate in a distribution of the Series B notes.

Because, however, we have not obtained a no-action letter in connection with the exchange offer for the Series B notes, we cannot assure you that the Commission would make a similar determination with respect to this exchange offer.

If you tender your Series A notes in the exchange offer with the intention of participating in any manner in a distribution of the Series B notes, you

•	cannot rely on such interpretations by the Commission staff; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Unless an exemption from registration is otherwise available, any distribution of Series B notes should be covered by an effective registration statement under the Securities Act. This registration statement should contain the selling security holder’s information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of Series B notes only as specifically described in this prospectus.  Each broker-dealer that receives Series B notes for its own account in exchange for Series A notes, where such Series A notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge by way of the letter of transmittal that it will deliver a prospectus in connection with any resale of the Series B notes. Please read the section captioned “Plan of Distribution” for more details regarding the transfer of Series B notes.

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any Series A notes properly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. We will issue Series B notes in principal amount equal to the principal amount of Series A notes surrendered under the exchange offer. Series A notes may be tendered only for Series B notes and only in denominations of the principal amount of $2,000 and integral multiples of $1,000 in excess thereof. The exchange offer is not otherwise conditioned upon any minimum aggregate principal amount of Series A notes being tendered for exchange.

As of the date of this prospectus, $300.0 million in aggregate principal amount of the Series A notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of Series A notes. There will be no fixed record date for determining registered holders of Series A notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission. Series A notes that you do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These Series A notes will be entitled to the rights and benefits such holders have under the indenture relating to the notes and certain provisions of the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered Series A notes when we have given written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Series B notes from us.

If you tender Series A notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of Series A notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled “—Fees and Expenses” for more details regarding fees and expenses incurred in the exchange offer.

We will return any Series A notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2010, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any Series A notes by giving oral or written notice of such extension to their holders. During any such extensions, all Series A notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

If we extend the exchange offer, we will notify the exchange agent in writing of any extension. We will notify the registered holders of Series A notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

If any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied, we reserve the right

•	to delay accepting for exchange any Series A notes;

•	to extend the exchange offer; or

•	to terminate the exchange offer,

by giving written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of Series A notes. If we amend the exchange offer in a manner that we determine material, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the Series A notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

Conditions to the Exchange Offer

We will not be required to accept for exchange or to exchange any Series B notes for any Series A notes if the exchange offer, or participation in the exchange offer by a holder of Series A notes, would violate applicable law or any applicable interpretations of the staff of the Commission. In addition, we may terminate the exchange offer as provided in this prospectus before accepting Series A notes for exchange in the event of such a potential violation.

We will not be obligated to accept for exchange the Series A notes of any holder that has not made to us the representations described under “—Purpose and Effect of the Exchange Offer, “—Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to allow us to use an appropriate form to register the Series B notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any Series A notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the Series A notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

In addition, we will not accept for exchange any Series A notes tendered, and will not issue Series B notes in exchange for any such Series A notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement, of which this prospectus constitutes a part, or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

Procedures for Tendering

In order to participate in the exchange offer, you must properly tender your outstanding Series A notes to the exchange agent as described below. It is your responsibility to properly tender your outstanding Series A notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your exchange.

All of the outstanding Series A notes were issued in book-entry form, and all of the outstanding notes are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the outstanding notes may be tendered using the Automated Tender Offer Program, or ATOP, instituted by DTC. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their outstanding Series A notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender outstanding Series A notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange outstanding Series A notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the Series A notes.

Determinations Under the Exchange Offer

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding Series A notes and withdrawal of tendered outstanding Series A notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding Series A notes not properly tendered or any outstanding Series notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularity or condition of tender as to particular outstanding Series A notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of outstanding Series A notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding Series A notes, neither the exchange agent, us nor any other person will incur any liability for failure to give such notification. Tenders of outstanding Series A notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding Series A notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable following the expiration date.

When We Will Issue Series B notes

In all cases, we will issue Series B notes in exchange for Series A notes that we have accepted for exchange under the exchange offer, as promptly as practicable after expiration of the exchange offer, only after the exchange agent timely receives, prior to 5:00 p.m., New York City time, on the expiration date:

•	a book-entry confirmation of transfer of such Series A notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of Series A Notes Not Accepted or Exchanged

If we do not accept any tendered Series A notes for exchange or if Series A notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Series A notes will be returned without expense to their tendering holder. Such non-exchanged Series A notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

Your Representations to Us

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	you will acquire any Series B notes that you receive in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the Series B notes;

•
if you are a broker-dealer that will receive Series B notes for your own account in exchange for Series A notes, you acquired those Series A notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such Series B notes; and

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act of the Company or any subsidiary guarantor.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time before 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, you must comply with the appropriate procedures of DTC’s ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn Series A notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any Series A notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any Series A notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the outstanding Series A notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn Series A notes by following the procedures described under “—Procedures for Tendering” above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. We may make additional solicitation by telegraph, facsimile, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	Commission registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of Series B notes for Series A notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of Series B notes for Series A notes under the exchange offer.

Consequences of Failure to Exchange

If you do not exchange your Series A notes for Series B notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the Series A notes. In general, you may offer or sell the Series A notes only if they are registered under the Securities Act or if the offer or sale is exempt from the registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Series A notes under the Securities Act.

Accounting Treatment

We will record the Series B notes in our accounting records at the same carrying value as the Series A notes. This carrying value is the aggregate principal amount of the Series A notes as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered Series A notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Series A notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered Series A notes.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the Series B notes in the exchange offer. In consideration for issuing the Series B notes as contemplated by this prospectus, we will receive Series A notes in a like principal amount. The form and terms of the Series B notes are identical in all respects to the form and terms of the Series A notes, except the Series B notes do not include certain transfer restrictions that apply to the Series A notes, grant any registration rights or provide for payment of additional interest as liquidated damages. Series A notes surrendered in exchange for the Series B notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the Series B notes will not result in any change in our outstanding indebtedness.

CAPITALIZATION

The following table, showing our cash and capitalization as of March 31, 2010, is unaudited and should be read in conjunction with “Description of Certain Indebtedness” and our consolidated financial statements and the notes thereto, which are incorporated by reference into this prospectus.

As of March 31, 2010
(in thousands)
Cash	$65,947
Long-term debt:
2005 Credit Facility	$726,000
Notes offered hereby	292,750
Total long-term debt	1,018,750
Shareholders’ equity	348,870
Total capitalization	$1,433,567

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the years ended December 31, 2005, 2006, 2007, 2008 and 2009 and for the three months ended March 31, 2010:

	Year Ended December 31,										Three Months Ended March 31,

	2005		2006		2007		2008		2009		2010
Ratio of earnings to fixed charges (1)	6.52	x	19.12	x	2.46	x	1.97	x	0.69	x	0.53x
As adjusted ratio of earnings to fixed charges (2)									0.36	x

(1)
For the purpose of determining the ratio of earnings to fixed charges, “earnings” consist of net income plus fixed charges, and “fixed charges” consist of interest expense on our credit facilities, including unused commitment fees, capitalized interest and amortization of expenses related to our credit facilities.

(2)	The as adjusted ratio gives effect to the issuance of the $300 million aggregate principal amount of 12% Senior Notes due 2017 as if such issuance had occurred on January 1, 2009.

As we have no preferred stock issued, a ratio of earnings to combined fixed charges and preferred dividends is not presented.

SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

The following selected consolidated financial and operating data should be read in connection with, and are qualified by reference to, the financial statements and related notes incorporated by reference into this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Amended Annual Report on Form 10-K/A and in our most recent Quarterly Report on Form 10-Q, both of which are incorporated into this prospectus by reference. We derived the information for the years ended December 31, 2005, 2006, 2007, 2008 and 2009 from our audited annual financial statements. The historical interim data as of and for the three months ended March 31, 2009 and 2010 have been derived from our unaudited historical interim consolidated financial statements and the notes to those statements, which are included in our most recent Quarterly Report on Form 10-Q and incorporated by reference herein and which have been prepared on a basis consistent with our annual consolidated financial statements. In the opinion of management, such unaudited financial data reflect all adjustments necessary for a fair presentation of the results for the periods presented.

Historical results are not necessarily indicative of results that may be expected for any future period.

	Fiscal Year Ended December 31,					Three Months Ended March 31,
(dollars in thousands)	2005	2006	2007	2008(1)	2009	2009	2010
Income statement data
Voyage revenues	$567,901	$325,984	$255,015	$326,068	$350,520	$92,349	$97,556
Voyage expenses	137,203	80,400	38,069	54,404	58,876	9,424	31,670
Direct vessel operating expenses	86,681	47,472	48,213	63,556	95,573	22,984	24,261
Other expense	—	2,430	—	—	—	—	—
General and administrative expenses	43,989	44,787	46,920	80,285	40,339	11,741	9,727
Depreciation and amortization	97,320	42,395	49,671	58,037	88,024	21,850	22,307
Goodwill impairment	—	—	—	—	40,872	—	—
Loss (gain) on sale of vessels and equipment	(91,235)	(46,022)	417	804	2,051	—	(13)
Total operating expenses	273,958	171,462	183,290	257,086	325,735	65,999	87,952
Operating income	293,943	154,522	71,725	68,982	24,785	26,350	9,604
Net interest (income) expense	28,918	(1,455)	23,059	28,289	37,344	7,910	18,855
Other (income) expense	52,668	(854)	4,127	10,886	(435)	(456)	(172)
Net other (income) expense	81,586	(2,309)	27,186	39,175	36,780	7,454	18,683
Net income (loss)	212,357	156,831	44,539	29,807	(11,995)	18,896	(9,079)
Earnings (loss) per common share:
Basic	$4.26	$3.72	$1.09	$0.76	$(0.22)	$0.35	$(.016)
Diluted	$4.19	$3.63	$1.06	$0.73	$(0.22)	$0.34	$(.016)
Balance sheet data, at end of period
Cash	$96,976	$107,460	$44,526	$104,146	$52,651		$65,947
Total current assets	471,324	137,865	82,494	141,703	108,528		120,230
Vessels, net of accumulated depreciation	564,609	592,686	684,019	1,319,555	1,251,624
Total assets	1,149,126	843,690	835,035	1,577,225	1,445,257		1,434,581
Current liabilities	32,906	27,147	35,502	88,392	56,194		60,289
Total long-term debt	135,020	50,000	565,000	990,500	1,018,609		1,018,750
Total liabilities	173,001	79,777	606,378	1,121,426	1,080,348		1,085,711
Shareholders’ equity	976,125	763,913	228,657	455,799	364,909		348,870
Other financial data
Net cash provided by operating activities	$249,614	$189,717	$95,833	$114,415	$47,518	$25,744	$19,971
Net cash provided (used) by investing activities	318,169	285,264	(84,516)	(171,082)	(24,632)	(2,125)	1,514
Net cash (used) provided by financing activities	(517,728)	(464,497)	(74,251)	115,476	(74,085)	(78,932)	(7,409)
Capital expenditures
Vessel sales (purchases), gross including deposits	324,087	290,299	(80,061)	(173,447)	—	—	—
Drydocking or capitalized survey or improvement costs	(38,039)	(11,929)	(11,815)	(9,787)	(18,921)	(1,791)	(1,203)
Weighted average long-term debt, including current portion	410,794	93,085	414,137	653,154	959,935	957,167	1,018,656
Other data
EBITDA(2)	$338,595	$197,771	$117,269	$116,133	$113,244	$48,656	$32,083
Fleet data
Total number of vessels at end of period	30.0	18.0	20.0	31.0	31	31	31
Average number of vessels(3)	41.9	20.6	19.3	21.5	31	31	31
Total voyage days for fleet(4)	14,073	7,121	6,599	7,568	10,681	2,699	2,709
Total time charter days for fleet	3,983	2,300	4,641	5,665	7,878	2,147	1,614
Total spot market days for fleet	10,090	4,821	1,958	1,903	2,803	552	1,095
Total calendar days for fleet(5)	15,311	7,534	7,045	7,881	11,315	2,790	2,790
Fleet utilization(6)	91.9%	94.5%	93.7%	96.0%	94.4%	96.7%	97.1%
Average daily results
Time charter equivalent(7)	$30,605	$34,487	$32,876	$35,896	$27,305	$30,724	$24,321
Direct vessel operating expenses(8)	5,661	6,301	6,844	8,064	8,447	8,238	8,696
General and administrative expenses(9)	2,873	5,945	6,660	10,187	3,565	7,995	7,814
Total vessel operating expenses(10)	8,534	12,246	13,504	18,252	12,012	16,233	16,510
EBITDA Reconciliation
Net Income (loss)	$212,357	$156,831	$44,539	$29,807	$(11,995)	$18,896	$(9,079)
+ Net interest expense	28,918	(1,455)	23,059	28,289	37,215	7,910	18,855
+ Depreciation and amortization	97,320	42,395	49,671	58,037	88,024	21,850	22,307
EBITDA	$338,595	$197,771	$117,269	$116,133	$113,244	$48,656	$32,083

(1)	The financial data does not reflect the results of operations of Arlington for the periods prior to December 16, 2008, the date of the Arlington acquisition.

(2)
EBITDA represents net income (loss) plus net interest expense and depreciation and amortization. EBITDA is included in this prospectus because it is used by management and certain investors as a measure of operating performance. EBITDA is used by analysts in the shipping industry as a common performance measure to compare results across peers. Management of the Company uses EBITDA as a performance measure in consolidating quarterly internal financial statements and is presented for review at our board meetings. The Company believes that EBITDA is useful to investors as the shipping industry is capital intensive which often brings significant cost of financing. EBITDA is not an item recognized by accounting principles generally accepted in the United States of America (GAAP), and should not be considered as an alternative to net income, operating income, cash flow from operating activity, or any other indicator of a company’s operating performance or liquidity required by GAAP. The definition of EBITDA used here may not be comparable to that used by other companies. This definition is also not the same as the definition of Consolidated EBITDA used in the financial covenants in the indenture covering the notes in this offering. See “Description of the Series B notes — Certain Definitions.”

(3)
Average number of vessels is the number of vessels that constituted our fleet for the relevant period, as measured by the sum of the number of days each vessel was part of our fleet during the period divided by the number of calendar days in that period.

(4)	Voyage days for fleet are the total days our vessels were in our possession for the relevant period net of off hire days associated with major repairs, drydockings or special or intermediate surveys.

(5)	Calendar days are the total days the vessels were in our possession for the relevant period including off hire days associated with major repairs, drydockings or special or intermediate surveys.

(6)	Fleet utilization is the percentage of time that our vessels were available for revenue generating voyage days, and is determined by dividing voyage days by calendar days for the relevant period.

(7)
Time Charter Equivalent, or TCE, is a measure of the average daily revenue performance of a vessel on a per voyage basis. Our method of calculating TCE is consistent with industry standards and is determined by dividing net voyage revenue by voyage days. Net voyage revenues are voyage revenues minus voyage expenses. We evaluate our performance using net voyage revenues. We believe that presenting voyage revenues, net of voyage expenses, neutralizes the variability created by unique costs associated with particular voyages or deployment of vessels on time charter or on the spot market and presents a more accurate representation of the revenues generated by its vessels.

(8)
Daily direct vessel operating expenses, or DVOE, is calculated by dividing DVOE, which includes crew costs, provisions, deck and engine stores, lubricating oil, insurance and maintenance and repairs, by calendar days for the relevant time period.

DESCRIPTION OF CERTAIN INDEBTEDNESS

The following is a summary of the material terms of our indebtedness.

2005 Credit Facility

On October 26, 2005, General Maritime Subsidiary entered into a revolving credit facility, the 2005 Credit Facility, with a syndicate of commercial lenders, and on October 20, 2008, the 2005 Credit Facility was amended and restated to give effect to the Arlington acquisition and the Company was added as a loan party. The 2005 Credit Facility was used to refinance its then existing term borrowings.  The 2005 Credit Facility, as amended and restated, which has been further amended on various dates through December 18, 2009, provides a total commitment of $749.8 million.

On February 24, 2009, the Company amended the 2005 Credit Facility to accelerate the $50.1 million amortization of the outstanding commitment scheduled to occur on October 26, 2009 to February 24, 2009 and to pledge the Genmar Daphne as additional collateral under the 2005 Credit Facility.

On October 27, 2009, the Company entered into an amendment with the lenders under the 2005 Credit Facility, which became effective on November 12, 2009, when the Company completed its offering of Series A notes (described above).  The Company agreed with the lenders on which additional vessels may be pledged as additional collateral under the 2005 Credit Facility.  Pursuant to this amendment, the 2005 Credit Facility was amended to, among other things:

•	Reduce the commitment under the 2005 credit facility to $749.8 million, the result of which is that the next scheduled reduction in total commitment will be April 26, 2011.

•
Amend the net debt to EBITDA maintenance covenant to increase the permitted ratio to 6.5:1.0 to and including September 30, 2010, to 6.0:1.0 from December 31, 2010 until September 30, 2011 and to 5.5:1.0 thereafter.

•
Amend the collateral vessel appraisal reporting from annually to semi-annually and require the Company to provide a collateral vessel appraisal report dated within 30 days of the delivery date thereof.

•	Restrict the Company’s quarterly dividends to no more than $0.125 per share.

•	Increase the applicable interest rate margin over LIBOR to 250 basis points from 100 basis points and the commitment fee to 87.5 basis points from 35 basis points.

•
Permit subsidiary guarantees in a qualified notes offering and obligate the Company to deliver guarantees to the lenders for all subsidiaries that guarantee the notes issued in a qualified notes offering.

On December 18, 2009, the Company entered into an amendment with the lenders under the 2005 Credit Facility clarifying certain provisions.  On December 23, 2009, four additional vessels were pledged to the lenders.

Under the 2005 Credit Facility, as amended and restated, the Company is permitted to pay quarterly cash dividends limited to $0.125 per share.  The 2005 Credit Facility, as amended and restated, currently provides semiannual reductions of $50.1 million commencing on April 26, 2011 and a bullet reduction of $599.6 million on October 26, 2012. Up to $50 million of the 2005 Credit Facility is available for the issuance of standby letters of credit to support obligations of the Company and its subsidiaries that are reasonably acceptable to the issuing lenders under the 2005 Credit Facility. As of March 31, 2010, the Company has outstanding letters of credit aggregating $5.0 million which expire between October 2010 and March 2011, leaving $45.0 million available to be issued.  However, because there is only $18.8 million available to be borrowed under the 2005 Credit Facility as of March 31, 2010, the amount available to issue letters of credit is limited to that amount.

Under the 2005 Credit Facility, as amended and restated, the Company is not permitted to reduce the sum of (A) unrestricted cash and cash equivalents plus (B) the lesser of (1) the total available unutilized commitment and (2) $25 million, to be less than $50 million.

The 2005 Credit Facility, as amended and restated, carries an interest rate of LIBOR plus 250 basis points on the outstanding portion and a commitment fee of 87.5 basis points on the unused portion. As of March 31, 2010 and December 31, 2009, $726.0 million of the facility is outstanding. The 2005 Credit Facility is secured by 26 of the Company’s double-hull vessels with an aggregate carrying value as of March 31, 2010 of $922.5 million, as well as the Company’s equity interests in its subsidiaries that own these assets, insurance proceeds of the collateralized vessels, and certain deposit accounts related to the vessels. Each subsidiary of the Company with an ownership interest in these vessels provides an unconditional guaranty of amounts owing under the 2005 Credit Facility.  The Company also provides a guarantee and has pledged its equity interests in General Maritime Subsidiary.

The Company’s ability to borrow amounts under the 2005 Credit Facility is subject to satisfaction of certain customary conditions precedent, and compliance with terms and conditions contained in the credit documents. These covenants include, among other things, customary restrictions on the Company’s ability to incur indebtedness or grant liens, pay dividends or make stock repurchases (except as otherwise permitted as described above), engage in businesses other than those engaged in on the effective date of the 2005 Credit Facility, as amended and restated, and similar or related businesses, enter into transactions with affiliates, and merge, consolidate, or dispose of assets. The Company is also required to comply with various financial covenants, including with respect to the Company’s minimum cash balance, collateral maintenance, and net debt to EBITDA ratio. The amended and restated Credit Agreement defines EBITDA as net income before net interest expense, provision for income taxes, depreciation and amortization and non-cash management incentive compensation.  If the Company does not comply with the various financial and other covenants and requirements of the 2005 Credit Facility, as amended and restated, the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the facility.

Series A Notes due 2017

On November 12, 2009, we issued $300.0 million in aggregate principal amount of our Series A notes in a private placement. The Series A notes have substantially identical terms as the Series B notes described in “Description of the Series B notes,” except that the Series A notes have certain transfer restrictions under the Securities Act, registration rights and provide for payment of additional interest as liquidated damages as described above in “Exchange Offer.”

DESCRIPTION OF THE SERIES B NOTES

The Series A notes were, and the Series B notes will be, issued under an indenture, dated as of November 12, 2009, the Indenture, among General Maritime, the Subsidiary Guarantors and The Bank of New York Mellon, as trustee, the Trustee. The Indenture allows us to issue additional notes from time to time.

The terms of the Series B notes are substantially identical in all respects (including principal amount, interest rate and maturity) to the terms of the Series A notes for which they may be exchanged pursuant to this exchange offer, except that the Series B notes:

•	include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, TIA;

•	will be registered under the Securities Act;

•	will not be subject to restrictions on transfer that apply to the Series A notes;

•	will not be entitled to the registration rights that apply to the Series A notes; and

•	will not be subject to any increase in annual interest rate as described below under “Description of the Series B notes — Registration Rights.”

The Series B notes will represent the same debt as the Series A notes, will be governed by and entitled to benefits of the same Indenture, which is governed by New York law, and will rank pari passu with all unsecured and unsubordinated indebtedness and senior to all subordinated indebtedness of the issuer and the subsidiary guarantors, respectively. Any provision of the Indenture which requires actions by or approval of a specified percentage of Series A notes shall require the approval of the holders of such percentage of Series A notes and Series B notes, in the aggregate. The terms of the Series B notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

The following is a summary of the material terms and provisions of the notes. This summary does not purport to be a complete description of the notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the notes and the Indenture (including the definitions contained therein). Certain capitalized terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the Indenture. Except as otherwise indicated or as the context requires, the following summary relates to the Series A notes and the Series B notes to be issued in the exchange offer, and the term “Note” or “Notes” refers to the Series A notes and the Series B notes. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of the notes. The Indenture has been included as Exhibit 4.7 to our Annual Report 10-K/A filed with the Commission on March 22, 2009.  See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Copies of the Indenture are available as described under “Where You Can Find More Information.”

This description is intended to be a useful overview of the material provisions of the Notes and the Indenture. Since this description is only a summary, you should refer to the Indenture for a complete description of our obligations and your rights.

You will find the definitions of capitalized terms used in this description under the heading “—Certain Definitions.” For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to General Maritime Corporation and not to its subsidiaries.

Under the circumstances described below under the heading “—Certain definitions—Unrestricted Subsidiaries,” the Company will be permitted to designate certain of its subsidiaries as “Unrestricted Subsidiaries.” As of the date of the Indenture, certain of the Company’s subsidiaries were designated as “Unrestricted Subsidiaries.” Such Unrestricted Subsidiaries have no outstanding indebtedness, generated less than 1% of our consolidated revenues during the year ended December 31, 2009 and the three months ended March 31, 2010 and held less than 1% of our consolidated assets as of March 31, 2010. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture and will not guarantee the Notes.

GENERAL

The Notes

The Notes will:

•	be general unsecured, senior obligations of the Company;

•	mature on November 15, 2017;

•	be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	be represented by one or more registered Notes in global form, but in certain circumstances may be represented by Notes in definitive form;

•	be unconditionally guaranteed on a senior unsecured basis by the Subsidiary Guarantors as set forth under “—Subsidiary Guarantees”; and

•
rank equally in right of payment to all existing and future senior unsecured indebtedness of the Company and the Subsidiary Guarantors, but will be subordinated to all existing and future secured indebtedness of the Company and the Subsidiary Guarantors to the extent of the value of the collateral securing such indebtedness.

Interest

Interest on the Notes will:

•	accrue at the rate of 12.0% per annum;

•	accrue from the most recent interest payment date or, if no interest has been paid, from the Issue Date;

•	be payable in cash semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 2010;

•	be payable to the holders of record on the May 1 and November 1 immediately preceding the related interest payment dates; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.

We also will pay additional interest to holders of the Series A notes if we fail to complete the exchange offer described in the Registration Rights Agreement within 270 days after the Issue Date or if certain other conditions contained in the Registration Rights Agreement are not satisfied.

Payments on the Notes; Paying Agent and Registrar

We will pay principal of, premium, if any, and interest on the Notes at the office or agency designated by the Company in the Borough of Manhattan, The City of New York, except that we may, at our option, pay interest on the Notes by check mailed to holders of the Notes at their registered address as it appears in the registrar’s books. We have initially designated the corporate trust office of the Trustee in New York, New York to act as our paying agent and registrar. We may, however, change the paying agent or registrar without prior notice to the holders of the Notes, and the Company or any of its Restricted Subsidiaries may act as paying agent or registrar.

We will pay principal of, premium, if any, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global Note.

Transfer and Exchange

A holder of Notes may transfer or exchange Notes at the office of the registrar in accordance with the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the registrar for any registration of transfer or exchange of Notes, but the Company may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered holder of a Note will be treated as its owner for all purposes.

PAYMENT OF ADDITIONAL AMOUNTS

If any taxes, assessments or other governmental charges are imposed by any jurisdiction where the Company, a Subsidiary Guarantor or a successor of either (a “Payor”) is organized or otherwise considered by a taxing authority to be a resident for tax purposes, any jurisdiction from or through which the Payor makes a payment on the Notes, or, in each case, any political organization or governmental authority thereof or therein having the power to tax (the “Relevant Tax Jurisdiction”) in respect of any payments under the Notes, the Payor will pay to each holder of a Note, to the extent it may lawfully do so, such additional amounts, Additional Amounts, as may be necessary in order that the net amounts paid to such holder will be not less than the amount specified in such Note to which such holder is entitled; provided the Payor will not be required to make any payment of Additional Amounts for or on account of:

(a) any tax, assessment or other governmental charge which would not have been imposed but for (a) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Tax Jurisdiction including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (b) the presentation of a Note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later (in either case (x) or (y), except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented for such 30-day period);

(b) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

(c) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of the Note to comply with a reasonable and timely request of the Payor addressed to the holder to provide information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner which is required by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(d) any combination of the above;

nor will Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any Note where, had the beneficial owner of the Note been the holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of any of clauses (a) to (d) inclusive above.

The Payor will provide the Trustee with the official acknowledgment of the Relevant Tax Authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of the withholding taxes by the Payor. Copies of such documentation will be made available to the holders of the Notes or the paying agents, as applicable, upon request therefor.

The Company and the Subsidiary Guarantors will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Notes or any other document or instrument referred to therein (other than a transfer of the Notes), or the receipt of any payments with respect to the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction other than (a) any jurisdiction where the Company or any Subsidiary Guarantor is organized or otherwise considered by a taxing authority to be a resident for tax purposes or (b) or any jurisdiction in which a paying agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

All references in this prospectus to principal of, premium, if any, and interest on the Notes will include any Additional Amounts payable by the Payor in respect of such principal, such premium, if any, and such interest.

The foregoing obligations will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is organized or any political subdivision or taxing authority or agency thereof or therein.

OPTIONAL REDEMPTION

Except as described below, the Notes are not redeemable prior to maturity at the option of the Company.

Optional Redemption on and After November 15, 2013

On and after November 15, 2013, the Company may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

Year	Percentage
2013	106.000%
2014	103.000%
2015 and thereafter	100.000%

Make-Whole Optional Redemption Prior to November 15, 2013

Prior to November 15, 2013, the Company may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of such Note at November 15, 2013 (such redemption price being set forth in the table appearing above) plus (ii) all required interest payments due on such Note through November 15, 2013 (excluding any interest accrued to the redemption date) computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of such Note.

“Treasury Rate” means, as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 15, 2013; provided that if the period from the redemption date to November 15, 2013 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate as of the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the Trustee an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

Equity Clawback

In addition, prior to November 15, 2012, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes with the Net Cash Proceeds of one or more Public Equity Offerings at a redemption price of 112.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

(1) at least 65% of the aggregate principal amount of the Notes remains outstanding after each such redemption; and

(2) the redemption occurs within 180 days after the closing of such Public Equity Offering.

Optional Tax Redemption

The Payor will be entitled to redeem the Notes, in whole or in part, if as a result of any change in or amendment to the laws, regulations or rulings of any Relevant Tax Jurisdiction or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such Relevant Tax Jurisdiction is a party (a “Change in Tax Law”) the Payor is or would be required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Notes as described under “Payment of Additional Amounts,” and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Payor. In the case of the Company, the Change in Tax Law must become effective on or after the date of this prospectus. In the case of a Subsidiary Guarantor, or a successor of either the Company or a Subsidiary Guarantor, the Change in Tax Law must become effective after the date that such entity first makes payment on the Notes. Further, the Payor must deliver to the Trustee at least 30 days before the redemption date an Opinion of Counsel of recognized standing to the effect that the Payor has or will become obligated to pay Additional Amounts as a result of such Change in Tax Law. The Payor must also provide the holders with notice of the intended redemption at least 30 days and no more than 60 days before the redemption date. The redemption price will equal the principal amount of the Note plus accrued and unpaid interest thereon, if any, to the redemption date and Additional Amounts, if any, then due and which otherwise would be payable.

Procedures for Partial Redemptions

In the case of any partial redemption, the Trustee will select the Notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Note of $2,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES

The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the captions “—Change of Control” and “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

The Company may acquire Notes by means other than a redemption or required repurchase, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture. However, other existing or future agreements of the Company may limit the ability of the Company to purchase Notes prior to maturity.

SUBSIDIARY GUARANTEES

The Subsidiary Guarantors will, jointly and severally, unconditionally guarantee on a senior basis the Company’s obligations under the Notes and all obligations under the Indenture and the Registration Rights Agreement. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

The Company holds all of its assets and conducts all of its operations through its subsidiaries and has no independent assets or operations. Its subsidiaries, other than the Subsidiary Guarantors, are minor in significance. There are no significant restrictions on the ability of the Company or any of the Subsidiary Guarantors to obtain funds from any of their respective subsidiaries by dividend or loan.

Initially, all of the Company’s Restricted Subsidiaries will be Subsidiary Guarantors. After the Issue Date, the Company will cause a sufficient number of existing and future Restricted Subsidiaries to be Subsidiary Guarantors under the Indenture such that at all times (x) the Subsidiary Guarantors, together with the Company (on a stand alone basis), in aggregate represent at least 97% of the combined total assets of the Company and its Restricted Subsidiaries, calculated as of the end of the most recent fiscal quarter and (y) the Subsidiary Guarantors, together with the Company (on a stand alone basis), in aggregate represent at least 97% of the combined revenues of the Company and its Restricted Subsidiaries, calculated for the four full fiscal quarters ending at the end of the most recent fiscal quarter, in each case for which financial statements are provided as described under “—SEC reports.” For purposes of the calculations in the preceding sentence, with respect to any determination date, the Company and each of its subsidiaries shall be deemed to have total assets equal to its total assets as of the end of its most recent fiscal quarter preceding such determination date, and revenues equal to its revenues for the four full fiscal quarters ended at the end of the most recent fiscal quarter preceding such determination date, in each case for which financial statements have been provided and giving pro forma effect to any material acquisitions or dispositions. If on any determination date, the Subsidiary Guarantors do not meet the requirements under both clauses (x) and (y) in the first sentence of this paragraph, the Company will cause a sufficient number of Restricted Subsidiaries to promptly (and in any event within 90 days) become Subsidiary Guarantors under the Indenture by executing supplemental indentures and any non-compliance with the first sentence of this paragraph during such 90-day period shall not constitute a Default or Event of Default.

A Subsidiary Guarantor will be released from its obligations under the Subsidiary Guarantees, the Indenture and the Registration Rights Agreement:

(1) in the event that the Company notifies the Trustee in writing that such Subsidiary shall no longer constitute a Subsidiary Guarantor, so long as the Company is in compliance with the covenant described in the preceding paragraph as determined after giving effect to such Subsidiary ceasing to be a Subsidiary Guarantor;

(2) in the event that such Subsidiary is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by a vessel charter made in the ordinary course of business)), whether or not the Subsidiary is the surviving corporation in such transaction, to a Person which is not the Company or a Restricted Subsidiary of the Company, if the sale or other disposition is in compliance with the Indenture, including the covenants “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and “—Limitation on Sales of Capital Stock of Restricted Subsidiaries”;

(3) if the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture;

(4) upon liquidation or dissolution of such Subsidiary;

(5) upon legal or covenant defeasance of the Notes as provided below under the caption “—Defeasance” or upon satisfaction and discharge of the Notes as provided below under the caption “—Satisfaction and Discharge.”

RANKING

The Notes will be general unsecured obligations of the Company that rank senior in right of payment to all existing and future indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equally in right of payment with all existing and future indebtedness of the Company that are not so subordinated. However, the Notes will be effectively subordinated to all existing and future senior secured indebtedness of the Company and the Subsidiary Guarantors, including indebtedness under the Senior Credit Agreement, to the extent of the value of the collateral securing such indebtedness. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company or the Subsidiary Guarantors or upon a default in payment with respect to, or the acceleration of, any indebtedness under the Senior Credit Agreement or other secured indebtedness, the assets of the Company and the Subsidiary Guarantors that secure secured indebtedness will be available to pay obligations on the Notes and the Subsidiary Guarantees only after all indebtedness under the Senior Credit Agreement or other secured indebtedness has been repaid in full from such assets. In addition, in the event of bankruptcy, liquidation, reorganization or other winding up of a non-guarantor Subsidiary, the assets of such non-guarantor Subsidiary will be available to pay obligations on the Notes only after all obligations of such non-guarantor Subsidiary have been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes and the Subsidiary Guarantees then outstanding.

CHANGE OF CONTROL

If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes as described under “—Optional Redemption,” each holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, unless the Company has exercised its right to redeem all of the Notes as described under “—Optional Redemption,” the Company will mail a notice (the “Change of Control Offer”) to each holder with a copy to the Trustee stating:

(1) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”); and

(3) the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its Notes repurchased.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes (equal to $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered under the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The paying agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

For purposes of the definition of Change of Control, the definition of Continuing Directors includes directors who were nominated or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election. In San Antonio Fire & Police Pension Fund v. Amylin Pharmaceuticals, Inc. et al. (May 2009), the Delaware Chancery Court issued a decision, based in part on its interpretation of New York law, that raises issues regarding a change of control provision similar to that contained in the Indenture. Among other things, the court held that continuing directors could “approve” (within the meaning and for purposes of the indenture) a slate of candidates for director nominated by stockholders, without endorsing or recommending them, even though simultaneously recommending and endorsing their own slate. Accordingly, the ability of a holder of Notes to require the Company to repurchase its Notes as a result of a change in the composition of the Board of Directors may be uncertain.

CERTAIN COVENANTS

Effectiveness of Covenants

Following the first day when:

(a) the Notes have an Investment Grade Rating from both of the Ratings Agencies; and

(b) no Default has occurred and is continuing under the Indenture;

the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under the subheadings below:

•	“—Limitation on Indebtedness,”

•	“—Limitation on Restrictions on Distributions from Restricted Subsidiaries,”

•	“—Limitation on Sales of Assets and Subsidiary Stock,”

•	“—Limitation on Affiliate Transactions,”

•	“—Limitation on the Sale of Capital Stock of Restricted Subsidiaries” and

•	Clause (3) of “—Merger and Consolidation”

(collectively, the “Suspended Covenants”). If at any time the Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture); provided that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Notes or the Subsidiary Guarantees with respect to the Suspended Covenants based on any actions taken or events occurring after the Notes attain Investment Grade Rating and before any reinstatement of such Suspended Covenants as provided above, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period.

No Subsidiary that is a Restricted Subsidiary on such first date that the Company and its Restricted Subsidiaries are no longer subject to the Suspended Covenants may be redesignated as an Unrestricted Subsidiary until such time as the Suspended Covenants are reinstated.

Limitation on Indebtedness

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.25 to 1.00.

The first paragraph of this covenant will not prohibit the incurrence of the following Indebtedness:

(1) Indebtedness of the Company and the Subsidiary Guarantors Incurred pursuant to Credit Facilities in an aggregate amount up to $750.0 million at any time outstanding, less the aggregate amount of Net Cash Proceeds applied to repayments and commitment reductions under the Credit Facilities, in accordance with “— Limitations on Sales of Assets and Subsidiary Stock.”

(2) Indebtedness of the Company or any Restricted Subsidiary Incurred to finance the replacement (through construction or acquisition) of one or more Vessels, and any assets that shall become Related Assets (and any Refinancing Indebtedness with respect to such Vessels or assets), upon a total loss, destruction, condemnation, confiscation, requisition, seizure, forfeiture, or other taking of title to or use of such Vessel (provided that such loss, destruction, condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of such Vessel was covered by insurance or resulted in the actual payment of compensation, indemnification or similar payments to such Person (collectively, a “Total Loss”)) in an aggregate amount no greater than the Ready for Sea Cost for such replacement Vessel, in each case less all compensation, damages and other payments (including insurance proceeds other than in respect of business interruption insurance) actually received by the Company or any Restricted Subsidiary from any Person in connection with the Total Loss in excess of amounts actually used to repay Indebtedness secured by the Vessel subject to the Total Loss;

(3) Guarantees by the Company or Subsidiary Guarantors of Indebtedness Incurred by the Company or a Subsidiary Guarantor in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Subsidiary Guarantee, as the case may be;

(4) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary, provided, however;

(a) if the Company is the obligor on such Indebtedness and the obligee is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated to all obligations with respect to the Notes; and

(b) (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company,

shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

(5) Indebtedness represented by (a) the Notes issued on the Issue Date and the Subsidiary Guarantees related thereto and the related Series B notes and exchange guarantees issued in a registered exchange offer pursuant to the Registration Rights Agreement, (b) any Indebtedness outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (5) or clauses (2), (6) or (8) or Incurred pursuant to the first paragraph of this covenant;

(6) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by, or merged into, the Company or any Restricted Subsidiary (including, for the avoidance of doubt, Indebtedness under Hedging Obligations; and excluding Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (6);

(7) Indebtedness under Hedging Obligations Incurred by the Company and its Restricted Subsidiaries related to business or financial transactions of the Company or its Restricted Subsidiaries and for bona fide hedging purposes (as determined in good faith by the Board of Directors or senior management of the Company);

(8) Indebtedness of the Company or any Restricted Subsidiary Incurred in relation to: (i) regular maintenance required to maintain the classification of any of the Vessels owned, time chartered or bareboat chartered to or by the Company or any Restricted Subsidiary; (ii) scheduled dry-docking of any of the Vessels owned by the Company or any Restricted Subsidiary for normal maintenance purposes; and (iii) any expenditures which will or may reasonably expected to be recoverable from insurance on such Vessels;

(9) Indebtedness Incurred in respect of workers’ compensation claims, unemployment insurance, health insurance and other employee benefits, property, casualty or liability insurance, self-insurance obligations, bankers’ acceptances, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

(10) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, but only to the extent that the maximum aggregate liability in respect of all such Indebtedness does not at any time exceed the gross proceeds to be received by the Company and its Restricted Subsidiaries in connection with such disposition;

(11) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

(12) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of the Company or any of its Restricted Subsidiaries, and Attributable Indebtedness, in an aggregate principal amount, including all Refinancing Indebtedness Incurred to refund, defease, renew, extend, refinance or replace any Indebtedness Incurred pursuant to this clause (12), not to exceed at any time outstanding the greater of (A) $25 million and (B) 2.0% of Consolidated Net Tangible Assets; and

(13) in addition to the items referred to in clauses (1) through (12) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (13) and then outstanding, will not exceed $25.0 million.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1) subject to clause (2) below, in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) on the date of Incurrence and may later classify such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and only be required to include the amount and type of such Indebtedness in one of such clauses;

(2) all Indebtedness outstanding on the Issue Date under the Senior Credit Agreement shall be deemed Incurred under clause (1) of the second paragraph of this covenant and not the first paragraph or clause (5) of the second paragraph of this covenant;

(3) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(4) if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(5) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(6) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value of the Indebtedness in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this “Limitation on Indebtedness” covenant, the Company shall be in Default of this covenant).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar- denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

(a) dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock; and

(b) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);

(2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

(4) make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) shall be referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(a) a Default shall have occurred and be continuing (or would result therefrom); or

(b) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under the “—Limitation on Indebtedness” covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

(c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

(i) 50% of Consolidated Net Income for the period (treated as one accounting period) from the first day of the fiscal quarter in which the Issue Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii) 100% of the aggregate Net Cash Proceeds, and the fair market value of any property other than cash (determined by the Board of Directors of the Company in good faith), received by the Company subsequent to the Issue Date from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions, including upon the exercise of options or warrants therefor, in each case other than from a Subsidiary of the Company;

(iii) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); and

(iv) the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

(A) repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances, unconditional releases of Guarantees, or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary of the Company; or

(B) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

The provisions of the preceding paragraph will not prohibit:

(1) any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary); provided, however, that (a) such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale will be excluded from clause (c)(ii) of the preceding paragraph;

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or Guarantor Subordinated Obligations, respectively, that qualifies as Refinancing Indebtedness; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

(3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness”; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded from subsequent calculations of the amount of Restricted Payments;

(4) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations from Net Available Cash to the extent permitted under “—Limitation on Sales of Assets and Subsidiary Stock” below; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

(5) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

(6) so long as no Default or Event of Default has occurred and is continuing,

(a) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary of the Company or any direct or indirect parent of the Company held by any existing or former employees or management of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause will not exceed $3.0 million in the aggregate during any calendar year (provided that to the extent that any portion of the $3.0 million annual limit on such redemptions or repurchases is not utilized in any year, such unused portion may be carried forward and be utilized in one or more subsequent years), plus the amount of any capital contributions to the Company as a result of sales of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of the Company or any direct or indirect parent of the Company to such persons (provided, however, that the Net Cash Proceeds from such sale will be excluded from clause (c)(ii) of the preceding paragraph), plus the amount of any “key man” insurance proceeds received by the Company or any Restricted Subsidiary;

(b) loans or advances to employees, officers or directors of the Company or any Subsidiary of the Company the proceeds of which are used to purchase Capital Stock of the Company, in an aggregate amount not to exceed $5.0 million at any one time outstanding; provided that the Company and its Subsidiaries shall comply in all material respects with the provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith relating to such loans and advances;

provided, in each case, that the amount of any such repurchase or redemption or loans or advances will be included in subsequent calculations of the amount of Restricted Payments;

(7) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of the Indenture; provided that the payment of such dividends will be included in subsequent calculations of the amount of Restricted Payments;

(8) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof and cash payments in lieu of the issuance of fractional shares in connection with the exercise of options, warrants or other convertible securities; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

(9) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to the “—Change of Control” covenant or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the “—Limitation on Sales of Assets and Subsidiary Stock” covenant; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer; provided further that such acquisitions or retirements will be included in subsequent calculations of the amount of Restricted Payments;

(10) cancellation of loans and advances owing to the Company or a Restricted Subsidiary from members of management of the Company or a Restricted Subsidiary in connection with a repurchase of Capital Stock (other than Disqualified Stock) of the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement approved by the Board of Directors to the extent such loans and advances were provided to such member of management as consideration for the purchase of the Capital Stock so repurchased; provided that the Company and its Subsidiaries shall comply in all material respects with the provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith relating to such cancellation of loans and advances; provided, further, that the amount of such loans and advances cancelled will be included in subsequent calculations of the amount of Restricted Payments;

(11) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided that the amount of such repurchases will be excluded in subsequent calculations of the amount of Restricted Payments;

(12) in connection with an acquisition by the Company or by any of its Restricted Subsidiaries, the return to the Company or any of its Restricted Subsidiaries of Capital Stock of the Company or any of its Restricted Subsidiaries constituting a portion of the purchase price consideration in settlement of indemnification claims; provided that the amount of such consideration will be excluded in subsequent calculations of the amount of Restricted Payments;

(13) the purchase by the Company of fractional shares of Capital Stock arising out of stock dividends, splits or combinations or business combinations; provided that the amount of such purchase will be excluded in subsequent calculations of the amount of Restricted Payments; and

(14) so long as no default has occurred and is continuing, Restricted Payments (other than purchases, redemptions or other acquisitions of any Capital Stock that is restricted under clause (2) of the preceding paragraph) in an amount not to exceed $30.0 million; provided that the amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors acting in good faith by resolution, such determination to be based upon an opinion or appraisal issued by an investment banking firm of national standing if such fair market value is estimated to exceed $25.0 million, or, in the case of a Vessel, to be based upon the average of written appraisals of three Independent Appraisers. Not later than the date of making any Restricted Payment in excess of $15.0 million that will be included in subsequent calculations of the amount of Restricted Payments, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant “—Limitation on Restricted Payments” were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

Limitation on Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock), whether owned on the Issue Date or acquired after that date, securing any Indebtedness, unless contemporaneously with the Incurrence of the Liens effective provision is made to secure the Indebtedness due under the Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or senior in priority to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2) make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3) transfer any of its property or assets to the Company or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above).

The preceding provisions will not prohibit:

(i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including, without limitation, the Indenture and the Senior Credit Agreement in effect on such date;

(ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company or a Restricted Subsidiary (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date, provided that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired and that, in the case of Indebtedness, was permitted to be Incurred pursuant to the Indenture;

(iii) in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

(a) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

(b) contained in mortgages, pledges or other security agreements permitted under the Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

(c) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(iv) purchase money obligations for property acquired in the ordinary course of business that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

(v) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(vi) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(vii) Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(viii) Liens and agreements related thereto that were permitted to be incurred under the provisions of the Indenture described above under the caption “—Limitations on Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(ix) customary provisions in joint venture agreements and other similar agreements entered into in connection with a Related Business;

(x) customary provisions restricting the transfer of any Capital Stock of an Unrestricted Subsidiary;

(xi) net worth provisions in leases and other agreements entered into in the ordinary course of business;

(xii) customary provisions restricting the transfer of copyrighted or patented materials consistent with industry practice; and

(xiii) encumbrances or restrictions contained in indentures or debt instruments or other debt arrangements Incurred or Preferred Stock issued by Subsidiary Guarantors in accordance with “—Limitation on Indebtedness,” (i) that are not more restrictive, taken as a whole, than those applicable to the Company in either the Indenture or the Senior Credit Agreement on the Issue Date (which results in encumbrances or restrictions comparable to those applicable to the Company at a Restricted Subsidiary level) or (ii) that the Company determines in good faith are customary in comparable financings and will not adversely affect in any material respect the Company’s ability to make principal or interest payments on the Notes as and when due.

Limitation on Sales of Assets and Subsidiary Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

(2) at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3) subject to the requirement to make an Asset Disposition Offer as described below, an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be, to any one of the following:

(a) to prepay, repay or purchase Indebtedness (other than Disqualified Stock or Subordinated Obligations) of the Company or Indebtedness (other than any Preferred Stock or Guarantor Subordinated Obligation) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased;

(b) to acquire or invest in Additional Assets or make installment or progress payments in respect of such Additional Assets within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

(c) to make capital expenditures,

provided that pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.

A binding contract to apply Net Available Cash in accordance with clauses (b) and (c) above will toll the 365-day period in respect of such Net Available Cash for a period not to exceed 180 days from the expiration of the 365-day period, provided that such binding contract shall be treated as a permitted application of Net Available Cash from the date of such binding contract until and only until the earlier of (i) the date on which such acquisition or expenditure is consummated and (ii) otherwise, the 180th day following the expiration of the 365-day period (clause (i) or clause (ii) as applicable, the “Reinvestment Termination Date”). If such acquisition or expenditure is not consummated on or before the Reinvestment Termination Date and the Company (or the applicable Restricted Subsidiary, as the case may be) shall not have applied such Net Available Cash pursuant to clauses (1) through (3) above on or before the Reinvestment Termination Date, such binding contract shall be deemed not to have been a permitted application of the Net Available Cash.

Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in the preceding paragraphs of this covenant will be deemed to constitute “Excess Proceeds.” On the 366th day after an Asset Disposition (subject to tolling as described in the preceding paragraph), if the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will be required to make an offer (“Asset Disposition Offer”) to all holders of Notes and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition (“Pari Passu Notes”) to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof. To the extent that the aggregate amount of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. If the aggregate principal amount of Notes surrendered by holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will purchase the principal amount of Notes and Pari Passu Notes required to be purchased pursuant to this covenant (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders of the Notes who tender Notes pursuant to the Asset Disposition Offer.

On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Notes or portions of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof. The Company will deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the paying agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering holder of Notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers’ Certificate from the Company will authenticate and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Note not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

For the purposes of this covenant, the following will be deemed to be cash:

(1) the assumption, repayment or retirement by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness (other than Guarantor Subordinated Obligations or Preferred Stock) of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (a) above);

(2) securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days from the receipt of such obligations;

(3) equity securities that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market;

The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

(1) at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of the Company in good faith, in excess of $5.0 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Company; and

(3) in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of the Company in good faith, in excess of $30.0 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing (or, in the case of Vessels, three Independent Appraisers), that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict.

Limitation on Affiliate Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1) the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate;

(2) in the event such Affiliate Transaction involves an aggregate consideration in excess of $10.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

(3) in the event such Affiliate Transaction involves an aggregate consideration in excess of $25.0 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing (or, in the case of Vessels, three Independent Appraisers) that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.

The preceding paragraph will not apply to:

(1) any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments”;

(2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of the Company and its Restricted Subsidiaries;

(3) loans or advances to employees, officers or directors of the Company or any Restricted Subsidiary of the Company in the ordinary course of business not to exceed $5.0 million in the aggregate outstanding at any one time with respect to all loans or advances made since the Issue Date (without giving effect to the forgiveness of any such loan); provided, however, that the Company and its Subsidiaries shall comply in all material respects with the provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith relating to such loans and advances;

(4) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries;

(5) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company; and

(6) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party on the Issue Date and disclosed in the offering memorandum, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the holders of the Notes than the terms of the agreements in effect on the Issue Date.

Limitation on Sale of Capital Stock of Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any of its Voting Stock (other than, if necessary, shares of its Voting Stock constituting directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) to any Person except:

(1) to the Company or a Wholly-Owned Subsidiary; or

(2) in compliance with the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock” and immediately after giving effect to such issuance or sale, such Restricted Subsidiary either continues to be a Restricted Subsidiary or if such Restricted Subsidiary would no longer be a Restricted Subsidiary, then the Investment of the Company in such Person (after giving effect to such issuance or sale) would have been permitted to be made under the “—Limitation on Restricted Payments” covenant as if made on the date of such issuance or sale.

Notwithstanding the preceding paragraph, the Company or any Restricted Subsidiary may sell all the Voting Stock of a Restricted Subsidiary as long as the Company complies with the terms of the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock.”

SEC Reports

The Indenture will provide that, whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent not prohibited by the Exchange Act, the Company will file with the SEC the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act with respect to U.S. issuers within the time periods specified therein or in the relevant forms with respect to an accelerated filer. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and the holders of the Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein or in the relevant forms with respect to an accelerated filer.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements, and in Management’s Discussion and Analysis of Results of Operations and Financial Condition of the financial condition and results of operations of the Company and its Restricted Subsidiaries.

Merger and Consolidation

The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the Marshall Islands, the United States of America, any State of the United States or the District of Columbia, any member state of the European Union, Liberia, Malta, Bermuda, Bahamas, Panama, British Virgin Islands, Cayman Islands, Isle of Man, Norway, Hong Kong, Taiwan, Antiqua and Barbuda, Barbados, Belize, Cyprus, Gibraltar (UK), Jamaica, Netherlands Antilles, St. Vincent, Singapore or any other country recognized by the United States of America with an Investment Grade Rating from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc., and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture and will expressly assume, by written agreement, all the obligations of the Company under the Registration Rights Agreement;

(2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the “Limitation on Indebtedness” covenant;

(4) each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of the Indenture and the Notes and shall have by written agreement confirmed that its obligations under the Registration Rights Agreement shall continue to be in effect; and

(5) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Notes or its other obligations under the Indenture.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Restricted Subsidiary and (y) the Company or any Restricted Subsidiary may merge with an Affiliate formed solely for the purpose of reconstituting the Company in another jurisdiction to realize tax or other benefits.

Notwithstanding anything to the contrary herein, a Restricted Subsidiary may reconstitute itself in another jurisdiction, or merge with or into another Restricted Subsidiary, for the purpose of reflagging a Vessel that it owns or bareboat charters so long as at all times each Restricted Subsidiary remains organized under the laws of the Marshall Islands, the Liberia, Malta, Taiwan, United States of America, any State of the United States or the District of Columbia, or any other country recognized by the United States of America.

Payments for Consent

Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

EVENTS OF DEFAULT

Each of the following is an Event of Default:

(1) default in any payment of interest or additional interest (as required by the Registration Rights Agreement) on any Note when due, continued for 30 days;

(2) default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3) failure by the Company or any Subsidiary Guarantor to comply with its obligations under “Certain Covenants—Merger and Consolidation”;

(4) failure by the Company to comply for 30 days after written notice with any of its obligations under the covenants described under “Change of Control” above or under the covenants described under “Certain Covenants” above (in each case, other than a failure to purchase Notes which will constitute an Event of Default under clause (2) above and other than a failure to comply with “Certain Covenants—Merger and Consolidation” which is covered by clause (3));

(5) failure by the Company to comply for 60 days after written notice with its other agreements contained in the Indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”); or

(b) results in the acceleration of such Indebtedness prior to its Stated Maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(7) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the “bankruptcy provisions”);

(8) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $20.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the “judgment default provision”); or

(9) any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee.

However, a default under clauses (4) and (5) of this paragraph will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (4) and (5) of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (7) above) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) under “Events of Default” has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default described in clause (7) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such holder has previously given the Trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments, Supplements and Waivers

Subject to certain exceptions, the Indenture may be amended or supplemented with the consent of the holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each holder of an outstanding Note affected, no amendment, supplement or waiver may, among other things:

(1) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the stated rate of or extend the stated time for payment of interest on any Note;

(3) reduce the principal of or extend the Stated Maturity of any Note;

(4) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described above under “— Optional Redemption,” “—Change of Control,” “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” or any similar provision, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(5) make any Note payable in money other than that stated in the Note;

(6) impair the right of any holder to receive payment of, premium, if any, principal of and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes; or

(7) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Without the consent of any holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture to:

(1) cure any ambiguity, defect or inconsistency;

(2) provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company or Subsidiary Guarantors under the Indenture;

(3) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4) add Guarantees with respect to the Notes or release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary; provided, however, that the designation is in accord with the applicable provisions of the Indenture;

(5) secure the Notes;

(6) add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;

(7) make any change that does not adversely affect the rights of any holder in any material respect;

(8) comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(9) provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture; or

(10) conform the text of the Indenture, the Notes or the Subsidiary Guarantees to any provision of this “Description of the Series B Notes” to the extent that such provision in this “Description of the Series B notes” is intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Subsidiary Guarantees.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment or supplement. It is sufficient if such consent approves the substance of the proposed amendment or supplement. After an amendment or supplement under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment or supplement.

Defeasance

The Company at any time may terminate all its obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. If the Company exercises its legal defeasance option, the Subsidiary Guarantees in effect at such time will terminate.

The Company at any time may terminate its obligations under covenants described under “Certain Covenants” (other than “Merger and Consolidation”), the operation of the cross-default upon a payment default, cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, and the judgment default provision and the limitations contained in clause (3) under “Certain Covenants—Merger and Consolidation” above and may elect to cause the release of the Subsidiary Guarantees of the Notes (“covenant defeasance”).

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under “Events of Default” above or because of the failure of the Company to comply with clause (3) under “Certain Covenants—Merger and Consolidation” above.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when either:

(1) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation, or

(2) all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the giving of a notice of redemption or otherwise and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust solely for such purpose, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal and accrued interest to the date of Stated Maturity or redemption, and in each case certain other requirements set forth in the Indenture are satisfied.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, partner, member, manager, incorporator or stockholder of the Company or a Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the Trustee

The Bank of New York Mellon is the Trustee under the Indenture and has been appointed by the Company as registrar and paying agent with regard to the Notes.

Governing Law

The Indenture provides that it, the Notes and the Subsidiary Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Additional Assets” means:

(1) any property or assets (other than Indebtedness and Capital Stock) used or useful by the Company or a Restricted Subsidiary in a Related Business, including, without limitation, a hull under construction or rights under a Vessel Construction Contract, any installment payment under a Vessel Construction Contract, and any repairs, improvements, additions, enhancements, drydocking or capital improvement of any Vessel;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary;

(2) the sale of Cash Equivalents;

(3) a disposition of inventory in the ordinary course of business;

(4) a disposition of obsolete, scrap or worn out assets that are no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5) transactions permitted under “—Certain Covenants—Merger and Consolidation”;

(6) an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to a Wholly-Owned Subsidiary;

(7) for purposes of “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” only, the making of a Permitted Investment or a disposition subject to “—Certain Covenants—Limitation on Restricted Payments”;

(8) an Asset Swap effected in compliance with “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”;

(9) dispositions of assets in a single transaction or series of related transactions with an aggregate fair market value of less than $5.0 million;

(10) dispositions in connection with Permitted Liens;

(11) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(12) any charter or lien of equipment entered into in the ordinary course of business and with respect to which the Company or a Restricted Subsidiary is a lessor (except if it provides for the acquisition of such assets by the lessee during or at the end of the term thereof for an amount that is less than the fair market value thereof at the time the right to acquire occurs); and

(13) foreclosure on assets.

“Asset Swap” means concurrent purchase and sale or exchange of Related Business Assets between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with “Limitation on Sales of Assets and Subsidiary Stock.”

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes for the relevant lease period) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last scheduled payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition of the United States (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.;

(3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Services, or “A” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500.0 million;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Services or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(6) interests in any investment company or money market fund which invests primarily in instruments of the type specified in clauses (1) through (5) above.

“Change of Control” means:

(1) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such-person or group “beneficially owns” (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent entity); or

(2) the first day on which a majority of the members of the Board of Directors (but not committees thereof) of the Company are not Continuing Directors; or

(3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than to a Permitted Holder; or

(4) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company,

provided, however, that a transaction in which the Company becomes a Subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if (1) the shareholders of the Company immediately prior to such transaction “beneficially own” at least a majority of the voting power of the outstanding Capital Stock of the Company immediately following the consummation of such transaction and (2) immediately following the consummation of such transaction, no “person,” other than such other Person (but including the holders of the Capital Stock of such other Person), “beneficially owns” more than 50% of the voting power of the outstanding Capital Stock of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

(1) if the Company or any Restricted Subsidiary:

(a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be computed based on (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness or otherwise, as if such discharge had occurred on the first day of such period;

(2) if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition:

(a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made under the Indenture, which constitutes all or substantially all of an operating unit, division or line of business (or for purposes of this subsection, any Vessel), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness in connection with such Investment or acquisition) as if such Investment or acquisition occurred on the first day of such period; and

(4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). For purposes of this definition, whenever pro forma effect is to be given to an acquisition or construction of a Vessel or the Capital Stock of a vessel-owning company or the financing thereof, such Person may (i) if the relevant Vessel is to be subject to a time charter with a remaining term longer than six months, apply pro forma earnings (losses) for such period for such Vessel based upon such charter, or (ii) if such Vessel is not to be subject to a time charter, is under time charter that is due to expire within six months or less, or is to be subject to charter on a voyage charter basis (whether or not any such charter is in place for such Vessel), then in each case apply earnings (losses) for such period for such Vessel based upon the average of the historical earnings of comparable Vessels in such Person’s fleet (as determined in good faith by its Board of Directors) during such period or if the Board of Directors determines in good faith that there is no such comparable Vessel, then based upon industry average earnings for comparable Vessels (as determined in good faith by its Board of Directors). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate on such Indebtedness shall be calculated by applying such optional rate actually chosen by the Company or, if none, then based upon such optional rate chosen as the Company may designate.

“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1) Consolidated Interest Expense; plus

(2) Consolidated Income Taxes; plus

(3) consolidated depreciation expense; plus

(4) consolidated impairment charges recorded in connection with the application of Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long Lived Assets”; plus

(5) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person; plus

(6) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation (other than for drydocking expenses)); less

(7) non-cash items increasing Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges made in any prior period).

Notwithstanding the preceding sentence, clauses (2) through (4) and (6) and (7) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (4) and (6) and (7) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued (excluding capitalized interest expense related to vessel constructions or acquisitions), plus, to the extent not included in such interest expense (without duplication):

(1) interest expense attributable to Capitalized Lease Obligations and the interest component of any deferred payment obligations;

(2) amortization of debt discount;

(3) non-cash interest expense;

(4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5) the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

(6) net realized costs associated with Interest Rate Agreements (including amortization of fees); provided that if Interest Rate Agreements result in net realized benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such benefits are otherwise reflected in Consolidated Net Income;

(7) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period (excluding capitalized interest expense related to vessel constructions or acquisitions);

(8) the product of (a) all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined foreign, federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

(9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included (to the extent otherwise included therein) in such Consolidated Net Income:

(1) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(a) subject to the limitations contained in clauses (3) through (11) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b) the Company’s equity in a net loss of any such Person for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2) any net after-tax income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a) subject to the limitations contained in clauses (3) through (11) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually paid or that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(b) the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4) consolidated amortization expense recorded in connection with the application of Financial Accounting Standard No. 142 “Goodwill and Other Intangibles”;

(5) any writeoff or writedown of goodwill or other intangibles;

(6) any net after-tax extraordinary gain or loss;

(7) any non-recurring costs in connection with any closures of offices, branches or facilities in an aggregate amount not exceeding $10 million during any period of four consecutive fiscal quarters;

(8) any net unrealized gain or loss resulting in such period from Hedging Obligations related to business or financial transactions of the Company and for bona fide hedging purposes (as determined in good faith by the Board of Directors or senior management of the Company);

(9) any fees and expenses Incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Disposition, Incurrence or repayment of Indebtedness, issuance of Capital Stock, refinancing transaction or amendment or modification of any Indebtedness;

(10) any non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards; and

(11) the cumulative effect of a change in accounting principles.

“Consolidated Net Tangible Assets” of any Person means, as of any date of determination, the sum of the assets of such Person after eliminating intercompany items, determined on a consolidated basis in accordance with GAAP, including appropriate deductions for any minority interest in tangible assets of such Person’s Subsidiaries, less (without duplication) (i) the net book value of all of its licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements or organizational expenses and other like intangibles, (ii) unamortized Indebtedness discount and expenses, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and (iv) all other proper reserves which in accordance with GAAP should be provided in connection with the business conducted by such Person.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

“Credit Facility” means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including, without limitation, the Senior Credit Agreement) or other financing arrangements, including, without limitation, indentures or commercial paper facilities, providing for revolving credit loans, term loans, letters of credit or long-term financing, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Credit Agreement or any other credit or other agreement or indenture).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) at the option of the holder or upon the happening of any event:

(1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

(3) is redeemable at the option of the holder of the Capital Stock, in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of (a) the Stated Maturity of the Notes or (b) the date on which there are no Notes outstanding; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of the Indenture described under the captions “—Change of Control” and “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and such repurchase or redemption complies with “—Certain Covenants—Restricted Payments.”

“Freight Hedging Agreements” means any forward freight agreement or comparable swap, future or similar arrangement relating to derivative trading in freight or similar rates.

“Fuel Hedging Agreements” means any spot, forward or option fuel price protection agreements and other types of fuel hedging agreements designed to protect against or manage exposure to fluctuations in fuel prices.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Pari Passu Indebtedness” means Indebtedness of a Subsidiary Guarantor that ranks equally in right of payment to its Subsidiary Guarantee.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, Fuel Hedging Agreement or Freight Hedging Agreement.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication, whether or not contingent):

(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

(5) Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

(6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(9) to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness,” provided that such money is held to secure the payment of such interest.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a) the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by the Company or its Restricted Subsidiaries.

“Independent Appraiser” means a Person:

(1) engaged in the business of appraising vessels who is generally acceptable to institutional lenders to the shipping industry; and

(2) who (a) is independent of the parties to the transaction in question and their Affiliates and (b) is not connected with the Company, any of the Restricted Subsidiaries or any of such Affiliates as an officer, director, employee, promoter, underwriter, trustee, partner or person performing similar functions.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit and advances or extensions of credit to customers in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1) Hedging Obligations entered into in compliance with the Indenture;

(2) endorsements of negotiable instruments and documents in the ordinary course of business; and

(3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Capital Stock (other than Disqualified Stock) of the Company.

For purposes of “—Certain Covenants—Limitation on Restricted Payments”:

(1) ”Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary;

(2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company; and

(3) if the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by the Board of Directors of the Company in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor’s Ratings Services, in each case, with a stable or better outlook.

“Issue Date” means the date on which the Notes are originally issued.

“Joint Venture” means a partnership or joint venture that is not a Restricted Subsidiary.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Net Available Cash” from an Asset Disposition means cash payments actually received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition;

(4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

(5) all expenditures incurred to inspect, repair or modify a Vessel and bring such Vessel to the condition and place of delivery in connection with the sale of such Vessel as may be specified in the related purchase and sale agreement or otherwise as the board of directors of the Company shall determine as advisable in connection with such sale.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale actually received net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Non-Recourse Debt” means Indebtedness of a Person:

(1) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3) the terms of which provide that there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Notes.

“Permitted Holders” means Peter C. Georgiopoulos, any of his siblings and any of their respective spouses and lineal descendents and any of their respective Affiliates.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;

(3) cash and Cash Equivalents;

(4) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to employees, officers or directors of the Company or any Restricted Subsidiary of the Company in the ordinary course of business, in an aggregate amount at any one time outstanding not in excess of $5.0 million (without giving effect to the forgiveness of any such loans or advances); provided, however, that the Company and its Subsidiaries shall comply in all material respects with the provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith relating to such loans and advances;

(7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(8) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”;

(9) Investments in existence on the Issue Date;

(10) Hedging Obligations, which transactions or obligations are Incurred in compliance with “—Certain Covenants—Limitation on Indebtedness”;

(11) Guarantees issued in accordance with “—Certain Covenants—Limitations on Indebtedness”;

(12) any Asset Swap made in accordance with “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”;

(13) any Investments received in compromise, settlement or resolution of (A) obligations of trade creditors or customers, including, without limitation, pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates; and

(14) in addition to the terms referred to in clauses (1) through (13) above, so long as no Event of Default has occurred and is continuing, Investments by the Company or any of it Restricted Subsidiaries, when taken together with other Investments made pursuant to this clause (14), in an aggregate amount not to exceed at any time outstanding the greater of (A) $150.0 million and (B) 10.0% of Consolidated Net Tangible Assets.

“Permitted Liens” means, with respect to any Person:

(1) Liens securing Indebtedness and other obligations of the Company and its Subsidiary Guarantors under a Credit Facility permitted to be incurred under the Indenture;

(2) (X) Liens securing Indebtedness incurred in compliance with the first paragraph or clause 13 of the second paragraph of “Certain Covenants—Limitation on Indebtedness” with respect to any existing Vessel (which term, for purposes of this clause (2), shall include the Capital Stock of a Person substantially all of the assets of which is a Vessel and any Related Assets, as the context may require) of such Person provided, however, that the principal amount of Indebtedness secured by such a Lien shall not exceed 65% of the fair market value of such Vessel, determined based upon the average of written appraisals of three Independent Appraisers, and (Y) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person, including a Vessel; provided, however, as to this clause (Y), (A) subject to clause (B) below, in the case of a Vessel, (i) except as provided in clauses (ii), (iii) and (iv) below, the principal amount of Indebtedness secured by such a Lien does not exceed (x) with respect to Indebtedness Incurred to finance the construction of such Vessel, 65% of the sum of (1) the contract price pursuant to the Vessel Construction Contract for such Vessel and (2) any other Ready for Sea Cost for such Vessel, and (y) with respect to Indebtedness Incurred to finance the acquisition of such Vessel, 65% of the sum of (1) the contract price for the acquisition of such Vessel and (2) any other Ready for Sea Cost of such Vessel, (ii) in the case of Indebtedness that matures within nine months after the Incurrence of such Indebtedness (other than any Refinancing Indebtedness of such Indebtedness that matures within nine months or Indebtedness that matures within one year prior to the Stated Maturity of the Notes), the principal amount of Indebtedness secured by such a Lien shall not exceed 65% of the fair market value, as determined in good faith by the Board of Directors, of such Vessel at the time such Lien is incurred, (iii) in the case of a Sale/Leaseback Transaction, the principal amount of Indebtedness secured by such a Lien shall not exceed 65% of the fair market value, as determined in good faith by the Board of Directors, of such Vessel at the time such Lien is incurred and (iv) in the case of Indebtedness representing Capitalized Lease Obligations relating to a Vessel, the principal amount of Indebtedness secured by such a Lien shall not exceed 65% of the sum of (1) the fair market value, as determined in good faith by the Board of Directors, of such Vessel at the time such Lien is incurred and (2) any Ready for Sea Cost for such Vessel and (B) in the case of Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock,” the principal amount of Indebtedness secured by such a Lien does not exceed the lesser of (i) 65% of the contract price for the acquisition of such Additional Asset and (ii) the contract price for the acquisition of such Additional Asset less the Net Available Cash used to acquire such Additional Asset; provided further, however, as to this clause (Y), that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(3) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws, other types of social security or similar legislation, or good faith deposits in connection with bids, tenders, insurance obligations, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(4) Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens;

(5) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(6) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(7) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially impair their use in the operation of the business of such Person;

(8) Liens securing Hedging Obligations pursuant to customary collateral provisions for Hedging Obligations of such type (in the case of Freight Hedging Agreements only such cash and Cash Equivalents maintained in deposit accounts with the clearing house clearing such hedge);

(9) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(10) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded, if required to be bonded, and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(11) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations with respect to, assets or property (other than Vessels) acquired or constructed in the ordinary course of business, provided that:

(a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(b) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(12) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

(13) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases and vessel charters entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(14) Liens existing on the Issue Date;

(15) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided, further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(16) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(17) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly-Owned Subsidiary;

(18) Liens securing the Notes, Subsidiary Guarantees or payment obligations to the Trustee;

(19) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(20) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary arising from Vessel chartering, drydocking, maintenance, the furnishing of supplies and bunkers to Vessels, repairs and improvements to Vessels, crews’ wages and maritime Liens;

(21) any Lien or pledge created or subsisting in the ordinary course of business over documents of title, insurance policies or sale contracts in relation to commercial goods to secure the purchase price thereof;

(22) Liens for salvage and general average;

(23) Liens arising under any retention of title, hire, purchase or conditional sale agreement or arrangements having similar effect in respect of goods supplied to the Company or a Restricted Subsidiary in the ordinary course of business;

(24) legal or equitable Liens deemed to exist solely by reason of a negative pledge covenant and other covenants or undertakings of a like nature (but excluding, for the avoidance of doubt, any Liens (other than such legal or equitable Liens) Incurred in compliance thereof);

(25) Liens on assets of the Company or any Restricted Subsidiary of the Company that were substituted or exchanged as collateral for other assets of the Company or any Restricted Subsidiary of the Company that are referred to in any of the preceding clauses (2), (15) and (16) of this definition, provided that the fair market value of the substituted or exchanged assets substantially approximates, at the time of the substitution or exchange, the fair market value of the other assets so referred to; and

(26) in addition to the items referred to in clauses (1) through (25) above, Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed $25.0 million.

For purposes of determining what category of Permitted Lien that any Lien shall be included in, the Company in its sole discretion may classify such Lien on the date of its incurrence and later reclassify all or a portion of such Lien in any manner that complies with this definition.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Public Equity Offering” means an offering for cash by the Company of its common stock, or options, warrants or rights with respect to its common stock made pursuant to a registration statement that has been declared effective by the SEC (other than on Form S-4 or S-8).

“Rating Agencies” means Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. or if Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. or both, as the case may be.

“Ready for Sea Cost” means with respect to a Vessel or Vessels to be acquired or leased (pursuant to a Capitalized Lease Obligation) by the Company or any Restricted Subsidiary of the Company, the aggregate amount of all expenditures incurred to acquire or construct and bring such Vessel or Vessels to the condition and location necessary for its intended use, including any and all inspections, appraisals, repairs, modifications, additions, permits and licenses in connection with such acquisition or lease, which would be classified and accounted for as “property, plant and equipment” in accordance with GAAP.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances,” and “refinanced” shall have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided that:

(1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith); and

(4) if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Registration Rights Agreements” means that certain registration rights agreement dated as of the Issue Date by and among the Company, the Subsidiary Guarantors and the initial purchasers set forth therein and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Company and the other parties thereto, as such agreements may be amended from time to time.

“Related Asset” means, with respect to a Vessel, (i) any insurance policies and contracts from time to time in force with respect to such Vessel, (ii) the Capital Stock of any Subsidiary of the Company owning such Vessel and related assets, (iii) any requisition compensation payable in respect of any compulsory acquisition thereof, (iv) any earnings derived from the use or operation thereof and/or any earnings account with respect to such earnings, (v) any charters, operating leases and related agreements entered into in respect of such Vessel and any security or guarantee in respect of the charterer’s or lessee’s obligations under such charter, lease or agreement, (vi) any cash collateral account established with respect to such Vessel pursuant to the financing arrangement with respect thereto, (vii) any building, conversion or repair contracts relating to such Vessel and any security or guarantee in respect of the builder’s obligations under such contracts and (viii) any security interest in, or agreement or assignment relating to, any of the foregoing or any mortgage in respect of such Vessel.

“Related Business” means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date of the Indenture or any other business that the Board of Directors determines in good faith is an appropriate business for the Company or a Restricted Subsidiary.

“Related Business Assets” means assets used or useful in a Related Business.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“Senior Credit Agreement” means the Amended and Restated Credit Agreement dated as of October 20, 2008 among General Maritime Subsidiary Corporation, the Company, Nordea Bank Finland PLC, New York Branch, as administrative agent and collateral agent, and the lenders parties thereto from time to time, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder provided that such additional Indebtedness is Incurred in accordance with the covenant described under “Certain Covenants—Limitation on Indebtedness”); provided that a Senior Credit Agreement shall relate to Indebtedness that consists exclusively of Pari Passu Indebtedness or Guarantor Pari Passu Indebtedness.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes and Series B notes issued in a registered exchange offer pursuant to the Registration Rights Agreement by a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by the Indenture.

“Subsidiary Guarantor” means each Restricted Subsidiary of the Company in existence on the Issue Date and thereafter any Restricted Subsidiary that provides a Subsidiary Guarantee in accordance with the terms of the Indenture; provided that upon release or discharge of such Restricted Subsidiary from its Subsidiary Guarantee in accordance with the Indenture, such Restricted Subsidiary ceases to be a Subsidiary Guarantor.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3) such designation and the Investment of the Company or a Restricted Subsidiary in such Subsidiary complies with “—Certain Covenants—Limitation on Restricted Payments”;

(4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

(5) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a) to subscribe for additional Capital Stock of such Person; or

(b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(6) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by delivering to the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under the first paragraph of the “—Certain Covenants—Limitation on Indebtedness” covenant on a pro forma basis taking into account such designation.

“Vessel” means one or more shipping vessels whose primary purpose is the maritime transportation of cargo and/or passengers or which are otherwise engaged, used or useful in any business activities of the Company and its Restricted Subsidiaries and which are owned by and registered (or to be owned by and registered) in the name of the Company or any of its Restricted Subsidiaries or operated or to be operated by the Company or any of its Restricted Subsidiaries pursuant to a lease or other operating agreement constituting a Capitalized Lease Obligation, in each case together with all related spares, equipment and any additions or improvements.

“Vessel Construction Contract” means any contract for the construction (or construction and acquisition) of a Vessel entered into by the Company or any Restricted Subsidiary, including any amendments, supplements or modifications thereto or change orders in respect thereof.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) is owned by the Company or another Wholly- Owned Subsidiary.

REGISTRATION RIGHTS

The Company and the subsidiary guarantors entered into a registration rights agreement with the initial purchasers of the Series A notes on the Issue Date.  In that agreement, we and the subsidiary guarantors agreed for the benefit of the holders of the Series A notes that we will use our reasonable best efforts to file with the SEC a registration statement relating to an offer to exchange the notes for an issue of SEC-registered Series B notes with terms identical to the notes (except that the Series B notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below) and have such registration statement remain effective until 180 days after the closing of the exchange offer.

When the SEC declares the exchange offer registration statement effective, we will offer the Series B notes in return for the Series A notes. The exchange offer will remain open for at least 20 business days after the date we mail notice of the exchange offer to noteholders. For each Series A note surrendered to us under the exchange offer, the noteholder will receive a Series B note of equal principal amount. Interest on each Series B note will accrue from the last interest payment date on which interest was paid on the Series A notes or, if no interest has been paid on the Series A notes, from the Issue Date. A noteholder that participates in the exchange offer will be required to make certain representations to us (as described under “Exchange Offer—Purpose and Effect of the Exchange Offer”). We and the subsidiary guarantors will use our commercially reasonable efforts to complete the exchange offer not later than 60 days after the exchange offer registration statement becomes effective. Under current SEC interpretations, the Series B notes will generally be freely transferable after the exchange offer, except that any broker-dealer that participates in the exchange must deliver a prospectus meeting the requirements of the Securities Act when it resells the Series B notes. Series A notes not tendered in the exchange offer shall bear interest at the rate set forth in the Indenture and be subject to all the terms and conditions specified in the Indenture, including transfer restrictions, but will not retain any rights under the registration rights agreement (including with respect to increases in annual interest rate described below) after the consummation of the exchange offer.

In the event that we and the subsidiary guarantors determine that a registered exchange offer is not available or may not be completed because it would violate any applicable law or applicable interpretations of the staff of the SEC, or, if for any reason, the exchange offer is not for any other reason completed by 270 days after the Issue Date, we and the subsidiary guarantors will use our commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Series A notes by holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement and to keep that shelf registration statement effective until the first anniversary of the date on which such shelf registration statement became effective, or such shorter period that will terminate when all Series A notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. We and the subsidiary guarantors will, in the event of such a shelf registration, provide to each noteholder copies of a prospectus, notify each noteholder when the shelf registration statement has become effective and take certain other actions to permit resales of the Series A notes. A noteholder that sells notes under the shelf registration statement generally will be required to make certain representations to us (as described in the registration rights agreement), to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a noteholder (including certain indemnification obligations). Holders of Series A notes will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from us. Under applicable interpretations of the staff of the SEC, our affiliates will not be permitted to exchange their Series A notes for Series B notes in the exchange offer.

If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before the date that is 270 days after the Issue Date, or if a shelf registration statement is required to be filed pursuant to the registration rights agreement, has been declared effective and thereafter either ceases to be effective or the included prospectus ceases to be usable at any time during the required effectiveness period, and such failure to remain effective or be usable exists for more than 45 days (whether or not consecutive) in any 12-month period, the annual interest rate borne by the Series A notes will be increased by 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.0% per annum) until the exchange offer is completed, the shelf registration statement is declared effective or until the second anniversary of the original issue date of the Series A notes, unless such period is extended, as described in the registration rights agreement.

This summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is available from us upon request.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

The following is a summary of the material United States federal income tax consequences of the exchange of the Series A notes for the Series B notes, and the ownership and disposition of the Series B notes. For purposes of this summary, (1) the United States Internal Revenue Code of 1986, as amended, is referred to as the Code, and (2) the Internal Revenue Service is referred to as the IRS.  For purposes of this summary, unless otherwise indicated, the term “notes” refers to the Series B notes.

This summary:

•	does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to exchange the Series A notes for the Series B notes;

•
is based on the tax laws of the United States, including the Code, Treasury regulations (final, temporary and proposed), administrative rulings and practice, and judicial decisions in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect;

•	deals only with holders who hold the notes as “capital assets” within the meaning of Section 1221 of the Code;

•	discusses only the tax considerations applicable to holders who exchange their Series A notes for Series B notes in the exchange offer; and

•
does not address tax considerations applicable to investors that are subject to special tax rules, such as banks, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, grantor trusts, dealers in securities or currencies, traders in securities that elect the mark-to-market method of accounting for their securities holdings, persons that will hold the notes as part of a hedging transaction, “straddle” or “conversion transaction” for tax purposes, partnerships or other pass-through entities treated as such for United States federal income tax purposes, expatriates, persons deemed to sell notes under the constructive sale provisions of the Code, persons liable for alternative minimum tax or U.S. Holders (as described below) of the notes whose “functional currency” is not the U.S. dollar.

If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership holding the notes should consult its tax advisors.

Except as indicated under “—Tax Treatment of Non-U.S. Holders” below, this summary applies only to holders that are (1) individual citizens or residents, as defined in Section 7701(b) of the Code, of the United States, (2) corporations, or other entities that are taxable as corporations for United States federal income tax purposes, created or organized under the laws of the United States or any state or political subdivision thereof (including the District of Columbia), (3) estates, the income of which is subject to United States federal income taxation regardless of its source, and (4) trusts, if a United States court can exercise primary supervision over the administration of such trust and one or more United States persons has the authority to control all substantial decisions of the trust (each, a “U.S. Holder”). A “Non-U.S. Holder” is a beneficial owner of notes, other than a partnership, that is not a U.S. Holder.

The Company has not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and the IRS may not agree with such statements and conclusions. In addition, the IRS is not precluded from adopting a contrary position. This summary does not consider the effect of any applicable foreign, state, local or other tax laws.

PROSPECTIVE PURCHASERS OF THE NOTES SHOULD SEEK ADVICE FROM AN INDEPENDENT TAX ADVISOR BASED ON THEIR PARTICULAR CIRCUMSTANCES AS TO THE UNITED STATES FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE EXCHANGE OFFER OR THE OWNERSHIP, AND DISPOSITION OF THE NOTES.

Tax Treatment of U.S. Holders

Exchange Offer.  An exchange of the Series A notes for Series B notes in the exchange offer (see “Exchange Offer”) will not be a taxable event for U.S. federal income tax purposes, and a U.S. Holder will have the same tax basis and holding period in the Series B notes as the Series A notes.

Stated Interest and Original Issue Discount. The notes will be issued with original issue discount (“OID”) for United States federal income tax purposes. Stated interest paid on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for federal income tax purposes. Since the notes’ principal amount exceeds the issue price by more than a de minimis amount, as determined under applicable Treasury regulations, a U.S. Holder will be required to include such excess in gross income as OID on a constant yield to maturity basis in advance of the receipt of cash payment thereof and regardless of such holder’s method of accounting for United States federal income tax purposes. Interest income (including OID and market discount, as discussed below) on a note generally will be considered foreign source income and, for purposes of the United States foreign tax credit, generally will be considered passive category income.

In certain circumstances (see “Description of the Series B notes—Change of Control” beginning on page 51 and “—Payment of Additional Amounts” beginning on page 47), the Company may be obligated to pay amounts in excess of stated interest or principal on the notes. The Company intends to take the position that the notes should not be treated as contingent payment debt instruments because of the remote and incidental nature of such additional payments. The Company’s determination regarding these additional payments is binding on a U.S. Holder unless such holder discloses its contrary position in the manner required by applicable Treasury regulations. The Company’s determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, a U.S. Holder might be required to accrue additional interest income on its notes, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note before the resolution of the contingencies. In the event a contingency occurs, it would affect the amount and timing of the income recognized by a U.S. Holder.

Sale, Exchange and Retirement of the Notes.  In general, a U.S. Holder of the notes will have a tax basis in such notes equal to the cost of such notes, increased by the sum of any OID previously included in income and any market discount previously included in income and reduced by the sum of any amortized bond premium and payments of principal on such notes.  Subject to the discussion of market discount and amortizable bond premium below, upon a sale, exchange, or retirement of the notes, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued and unpaid interest, which will be taxable as ordinary income to the extent not previously included in income) and the holder’s tax basis in such notes. Such gain or loss will be long-term capital gain or loss if the U.S. Holder held the notes for more than one year at the time of disposition. In certain circumstances, the net long-term capital gains derived by U.S. Holders that are not corporations may be entitled to a preferential tax rate; however, the ability of U.S. Holders to offset capital losses against ordinary income is limited.

Gain or loss recognized by a U.S. Holder on the sale, exchange or retirement of the notes generally will be treated as U.S.-source gain or loss for foreign tax credit purposes.

Acquisition Premium, Amortizable Bond Premium, and Market Discount.  If the amount paid by a U.S. Holder for the notes is less than the “revised issue price” of the notes (generally, the original issue price of the notes plus the OID includible in the income of holders of the notes prior to the U.S. Holder’s acquisition of the notes) by more than a de minimis amount, the notes will be treated as having market discount to the extent of such difference. Under the de minimis rule, a note will not be treated as purchased at market discount, however, if the market discount is less than 1/4 of 1 percent of the principal amount of the notes multiplied by the number of years to maturity from the date that the U.S. Holder acquired the note. If the amount paid by the U.S. Holder exceeds the revised issue price of the note, but is less than the stated principal amount of the notes, then the notes will be treated as issued with acquisition premium. If the amount paid to the taxpayer exceeds the stated principal amount of the notes, the notes will be treated as issued with amortizable premium.

Market Discount.  Subject to a limited exception, a U.S. Holder who acquires a note at a market discount generally must include as ordinary income upon the disposition, retirement or gift of that note an amount equal to the lesser of (i) the gain realized upon the disposition or retirement or, in the case of a gift, the appreciation in the notes and (ii) the accrued market discount on that note at the time of disposition, maturity or gift, unless the U.S. Holder elects to include accrued market discount in income over the remaining life of the note.

The election to include market discount in income over the life of the note, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.  In general, market discount will be treated as accruing on a straight-line basis over the remaining term of the note at the time of acquisition, or, at the election of the U.S. Holder, under a constant yield method.  A U.S. Holder who acquires a note at a market discount and who does not elect to include accrued market discount in income over the life of the note may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the note until maturity or until the note is disposed of in a taxable transaction.  The rules regarding market discount are complex, and U.S. Holders should consult their tax advisors.

Acquisition Premium.  If a U.S Holder acquires a note with acquisition premium, the amount of OID which the U.S. Holder must include in gross income with respect to the notes for any taxable year (or portion thereof in which the note is held) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

Amortizable Bond Premium.  If a U.S. Holder purchases a note with amortizable bond premium, the U.S. Holder will not be required to include any OID in income.  A U.S. Holder generally may elect to amortize bond premium over the term of the note on a constant yield method as an offset to interest income.  If a U.S. Holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss the U.S. Holder would otherwise recognize on the disposition of the note.  A U.S. Holder’s election to amortize premium on a constant yield method will apply to all debt obligations held or subsequently acquired by that U.S. Holder on or after the first day of the first taxable year to which the election applies.  U.S. Holders may not revoke the election without the consent of the IRS.  U.S. Holders should consult their own tax advisors before making this election.

Tax Treatment of Non-U.S. Holders

Exchange Offer.  The exchange of Series A notes for Series B notes pursuant to the exchange offer will not constitute a taxable event for a Non-U.S. Holder.

In general, payments on the notes (and OID) to a Non-U.S. Holder and gain realized by a Non-U.S. Holder on the sale, exchange or retirement of the notes will not be subject to United States federal income or withholding tax, unless (1) such income or gain is effectively connected with a trade or business conducted by such Non-U.S. Holder in the United States, or (2) in the case of gain, such Non-U.S. Holder is a nonresident alien individual who holds the notes as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied.

Except as may otherwise be provided in an applicable income tax treaty between the United States and a foreign country, a Non-U.S. Holder will generally be subject to tax in the same manner as a U.S. Holder with respect to payments of interest (and OID) or gain on the notes if such amounts are effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States. In addition, a Non-U.S. Holder that is a foreign corporation may be subject to a “branch profits tax” equal to 30% (or lower applicable income tax treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States. A Non-U.S. Holder will not be considered to be engaged in a trade or business within the United States for federal income tax purposes solely by reason of holding the notes. An individual Non-U.S. Holder described in (2) above will be subject to a flat 30% United States federal income tax on the gain derived from the sale, exchange, redemption, repurchase or other disposition, which may be offset by United States source capital losses, even though the holder is not considered a resident of the United States.

Information Reporting and Backup Withholding

Under certain circumstances, the Code requires “information reporting” annually to the IRS and to each U.S. Holder and Non-U.S. Holder (collectively, a “Holder”), and “backup withholding” with respect to certain payments (and OID) made on or with respect to the notes. Certain Holders are exempt from backup withholding, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts, and individual retirement accounts that provide a properly completed IRS Form W-9. Backup withholding will apply to a non-exempt U.S. Holder if such U.S. Holder (1) fails to furnish its Taxpayer Identification Number, or TIN, which, for an individual would be his or her Social Security Number, (2) furnishes an incorrect TIN, (3) identified by the IRS as having failed to properly report payments of interest and dividends, or (4) under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.

Payments made to a Non-U.S. Holder on or with respect to the notes through the United States office of a broker will generally be subject to IRS reporting requirements and backup withholding unless such Non-U.S. Holder provides the applicable IRS Form W-8BEN or W-8IMY, together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and stating that the Non-U.S. Holder is not a United States person.

The payment of the proceeds on the disposition of the notes to or through the United States office of a broker generally will be subject to information reporting and backup withholding unless the Holder provides the certification described above or otherwise establishes an exemption from such reporting and withholding requirements.

Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be offset by the amount of tax withheld. If backup withholding results in an overpayment of United States federal income tax, a refund or credit may be obtained from the IRS, provided that certain required information is furnished. Copies of the information returns reporting such interest and withholding may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

THE PRECEDING DISCUSSION IS ONLY A SUMMARY OF CERTAIN TAX IMPLICATIONS OF AN INVESTMENT IN THE NOTES. PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS PRIOR TO INVESTING TO DETERMINE THE TAX IMPLICATIONS OF SUCH INVESTMENT IN LIGHT OF EACH SUCH INVESTOR’S PARTICULAR CIRCUMSTANCES.

PLAN OF DISTRIBUTION

Based on interpretations by the staff of the Commission in no-action letters issued to third parties, we believe that you may transfer Series B notes issued under the exchange offer in exchange for the Series A notes if:

•	you acquire the Series B notes in the ordinary course of your business; and

•	you are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in a distribution of such Series B notes.

•	You may not participate in the exchange offer if you are:

•	our “affiliate” within the meaning of Rule 405 under the Securities Act or an “affiliate” of one of the subsidiary guarantors; or

•	a broker-dealer that acquired the outstanding notes directly from us.

Each broker-dealer that receives Series B notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B notes. To date, the staff of the Commission has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the Series A notes, with the prospectus contained in this registration statement. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B notes received in exchange for Series A notes where such Series A notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the effective date of this registration statement or until such time as such broker-dealers no longer own any Series A notes, we will make this prospectus, as amended or supplemented, available to any broker-dealer as it may reasonably request for use in connection with any such resale.

       If you wish to exchange Series B notes for your Series A notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer—Purpose and Effect of the Exchange Offer” and “—Procedures for Tendering-Your Representations to Us” in this prospectus. As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your Series A notes in the exchange offer. In addition, if you are a broker-dealer who receives Series B notes for your own account in exchange for Series A notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver a prospectus in connection with any resale by you of such Series B notes.

We will not receive any proceeds from any sale of Series B notes by broker-dealers. Series B notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market:

•	in negotiated transactions;

•	through the writing of options on the new Series B notes or a combination of such methods of resale;

•	at market prices prevailing at the time of resale; and

•	at prices related to such prevailing market prices or negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Series B notes. Any broker-dealer that resells Series B notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Series B notes may be deemed to be an “underwriter” within the meaning of the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer other than agency fees and commissions and underwriting discounts and commissions attributable to the sale of the notes and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Series B notes and the subsidiary guarantees will be passed upon for us by Kramer Levin Naftalis & Frankel LLP, New York, New York, U.S. counsel to the Company and the subsidiary guarantors, Reeder & Simpson P.C., Marshall Islands counsel to the Company and the subsidiary guarantors, George E. Henries, Esq., Liberia, counsel to the Company and the subsidiary guarantors, Conyers Dill & Pearman, Special Bermuda counsel to the Company and the subsidiary guarantors, Allen & Gledhill LLP, Singapore law counsel to the Company and the subsidiary guarantors, Albuquerque & Associados, Portuguese counsel to the Company and the subsidiary guarantors, and Goltsblat BLP, Russian counsel to the Company and the subsidiary guarantors.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2009, and the effectiveness of General Maritime Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20—Indemnification of Directors and Officers

Under the BCA, for actions not by or in the right of a Marshall Islands corporation, the corporation may indemnify any person who was or is a party to any threatened or pending action or proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful.

In addition, under the BCA, in actions brought by or in right of a Marshall Islands corporation, any agent who is or is threatened to be made party can be indemnified for expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of the action if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, provided that indemnification is not permitted with respect to any claims in which such person has been found liable for negligence or misconduct with respect to the corporation unless the appropriate court determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity.

We will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that such person is or was a director or officer of ours, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful.

We will also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of us to procure judgment in our favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of (or in a similar capacity in respect of) another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees) actually and reasonably incurred by such person or in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and except that no indemnification will be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

In addition, Marshall Islands corporations may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him and incurred by him in his capacity as a director or officer whether or not the corporation would have the power to indemnify him against such liability under the provisions of the BCA.  We currently have liability insurance to provide our directors, officers and managers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts.

It is currently unclear as a matter of law what impact these provisions will have regarding securities law violations.  The Commission takes the position that indemnification of directors, officers and controlling persons against liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 21—Exhibits and Financial Statement Schedules

(a) Exhibits:

Exhibit Number	Description of Exhibit
3.1
Amended and Restated Articles of Incorporation of General Maritime Corporation (formerly Galileo Holding Corporation) (incorporated by reference to General Maritime Corporation’s Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2008).

3.2	By-Laws of General Maritime Corporation (incorporated by reference to General Maritime Corporation’s Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2008).

4.1
Indenture, dated as of November 12, 2009, by and among General Maritime Corporation, the Subsidiary Guarantors parties thereto and The Bank of New Mellon, as Trustee (incorporated by reference to General Maritime Corporation’s Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2009).

4.2
Registration Rights Agreement, dated November 12, 2009, by and among General Maritime, the Subsidiary Guarantors parties thereto and J.P. Morgan Securities Inc., Goldman, Sachs & Co., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, DnB NOR Markets, Inc., Jefferies & Company, Inc., RBS Securities Inc. and UBS Securities LLC (incorporated by reference to General Maritime Corporation’s Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2009).

4.3	Form of 12% Series A Senior Notes due 2017 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

4.4	Form of 12% Series B Senior Note due 2017 (included as Exhibit B to the Indenture filed as Exhibit 4.1).

*5.1	Opinion of Kramer Levin Naftalis & Frankel LLP, U.S. counsel to General Maritime Corporation.

*5.2	Opinion of Reeder & Simpson P.C., Marshall Islands counsel to General Maritime Corporation.

*5.3	Opinion of Allen & Gledhill LLP, Singapore law counsel to General Maritime Corporation.

*5.4	Opinion of Albuquerque & Associados, Portugal counsel to General Maritime Corporation.

*5.5	Opinion of Goltsblat BLP, Russia counsel to General Maritime Corporation.

*5.6	Opinion of Conyers Dill & Pearman, Special Bermuda counsel to General Maritime Corporation.

*5.7	Opinion of George E. Henries, Esq., Liberia counsel to General Maritime Corporation.

10.1
Purchase Agreement, dated November 6, 2009, by and among General Maritime Corporation, the Subsidiary Guarantors parties thereto, and J.P. Morgan Securities Inc., as representative of the several Initial Purchasers named in Schedule I thereto (incorporated by reference to General Maritime Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2010).

Exhibit Number	Description of Exhibit
*12.1	Calculation of Ratio of Earnings to Fixed Charges.

*23.1	Consent of Kramer Levin Naftalis & Frankel LLP (contained in Exhibit 5.1).

*23.2	Consent of Reeder & Simpson P.C. (contained in Exhibit 5.2).

*23.3	Consent of Allen & Gledhill LLP (contained in Exhibit 5.3).

*23.4	Consent of Albuquerque & Associados (contained in Exhibit 5.4).

*23.5	Consent of Goltsblat BLP (contained in Exhibit 5.5).

*23.6	Consent of Conyers Dill & Pearman (contained in Exhibit 5.6).

*23.7	Consent of George E. Henries, Esq. (contained in Exhibit 5.7).

*23.8	Consent of Deloitte & Touche LLP.

**24.1	Power of Attorney of Peter C. Georgiopoulos.

**24.2	Power of Attorney of John P. Tavlarios.

**24.3	Power of Attorney of Jeffrey D. Pribor.

**24.4	Power of Attorney of William J. Crabtree.

**24.5	Power of Attorney of Dr. E. Grant Gibbons.

**24.6	Power of Attorney of Rex W. Harrington.

**24.7	Power of Attorney of George J. Konomos.

**24.8	Power of Attorney of Peter S. Shaerf.

**24.9	Power of Attorney of John C. Georgiopoulos.

**24.10	Power of Attorney of Peter Bell.

**24.11	Power of Attorney of Milton H. Gonzales.

**24.12	Power of Attorney of Brian Kerr.

**24.13	Power of Attorney of Gennadiy V. Liventsov.

**24.14	Power of Attorney of Rui Jorge Pais Pereira (General Maritime Management (Portugal), LLC).

Exhibit Number
**24.15	Power of Attorney of Rui Jorge Pais Pereira (General Maritime Management (Portugal), LDA).

**25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon.

**99.1	Form of Letter of Transmittal relating to the 12% Series A Senior Notes due 2017.

**99.2	Form of Letter to DTC Participants Regarding the Exchange Offer.

**99.3	Form of Letter to Beneficial Holders Regarding the Exchange Offer.

**99.4	Form of Instructions to DTC Participant from Beneficial Owner.

*99.5	Form of Exchange Agent Agreement.
_____________
* Filed herewith.
** Previously filed.

Item 22—Undertakings

(a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d) The undersigned Registrants undertake that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 11, 2010.

GENERAL MARITIME CORPORATION

By:	/s/ Jeffrey D. Pribor
Jeffrey D. Pribor, Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Chairman of the Board and Director	May 11, 2010
Peter C. Georgiopoulos

*	President and Director	May 11, 2010
John P. Tavlarios	(Principal Executive Officer)

/s/ Jeffrey D. Pribor	Chief Financial Officer and Executive Vice President	May 11, 2010
Jeffrey D. Pribor	(Principal Financial and Accounting Officer)

*	Director	May 11, 2010
William J. Crabtree

*	Director	May 11, 2010
Dr. E. Grant Gibbons

*	Director	May 11, 2010
Rex W. Harrington

*	Director	May 11, 2010
George J. Konomos

*	Director	May 11, 2010
Peter S. Shaerf

* By:	/s/ Jeffrey D. Pribor
Jeffrey D. Pribor, attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 11, 2010.

GENERAL MARITIME SUBSIDIARY CORPORATION

By:	/s/ Jeffrey D. Pribor
Jeffrey D. Pribor, President

SIGNATURES

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jeffrey D. Pribor	President and Director	May 11, 2010
Jeffrey D. Pribor	(Principal Executive Officer)

*	Treasurer and Director	May 11, 2010
John C. Georgiopoulos	(Principal Financial and Accounting Officer)

* By:	/s/ Jeffrey D. Pribor
Jeffrey D. Pribor, attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 11, 2010.

GENERAL MARITIME MANAGEMENT LLC

By:	/s/ Milton H. Gonzales
Milton H. Gonzales, Manager

SIGNATURES

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Manager and Commercial Director	May 11, 2010
Peter Bell	(Principal Executive Officer)

/s/ Milton H. Gonzales	Manager and Technical Director	May 11, 2010
Milton H. Gonzales	(Principal Financial and Accounting Officer)

* By:	/s/ Jeffrey D. Pribor
Jeffrey D. Pribor, attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 11, 2010.

GENERAL MARITIME MANAGEMENT (PORTUGAL) LLC

By:	/s/ Milton H. Gonzales
Milton H. Gonzales, Manager

SIGNATURES

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Milton H. Gonzales	Manager	May 11, 2010
Milton H. Gonzales	(Principal Executive Officer)

*	Manager	May 11, 2010
Rui Jorge Pais Pereira	(Principal Financial and Accounting Officer)

* By:	/s/ Jeffrey D. Pribor
Jeffrey D. Pribor, attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 11, 2010.

GENERAL MARITIME MANAGEMENT (PORTUGAL) LIMITADA

By:	/s/ Milton H. Gonzales
Milton H. Gonzales, Manager

SIGNATURES

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Manager	May 11, 2010
Rui Jorge Pais Pereira	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Milton H. Gonzales	Manager	May 11, 2010
Milton H. Gonzales

* By:	/s/ Jeffrey D. Pribor
Jeffrey D. Pribor, attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 11, 2010.

GENERAL MARITIME CREWING PTE. LTD.

By:	/s/ Milton H. Gonzales
Milton H. Gonzales, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Milton H. Gonzales	Director	May 11, 2010
Milton H. Gonzales	(Principal Executive Officer)

/s/ James Paisley	Director	May 11, 2010
James Paisley	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pataya, Thailand, on May 11, 2010.

LIMITED “GENERAL MARITIME CREWING”

By:	/s/ Gennadiy Liventsov
Gennadiy Liventsov, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gennadiy Liventsov	Director	May 11, 2010
Gennadiy Liventsov	(Principal Executive Officer and Principal Financial and Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States, has signed this registration statement in the City of New York, State of New York, on May ___, 2010.

Name	Title	Date

/s/ John G. Georgiopoulos	Executive Vice President,	May 11, 2010
John G. Georgiopoulos	General Maritime Corporation

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 11, 2010.

GMR AGAMEMNON LLC	GMR ELEKTRA LLC	GMR ORION LLC
GMR AJAX LLC	GMR GEORGE T LLC	GMR PHOENIX LLC
GMR ALEXANDRA LLC	GMR GULF LLC	GMR PRINCESS LLC
GMR ARGUS LLC	GMR HARRIET G. LLC	GMR PROGRESS LLC
GMR CHARTERING LLC	GMR HOPE LLC	GMR REVENGE LLC
GMR CONSTANTINE LLC	GMR HORN LLC	GMR ST. NIKOLAS LLC
GMR DAPHNE LLC	GMR KARA G LLC	GMR SPYRIDON LLC
GMR DEFIANCE LLC	GMR MINOTAUR LLC	GMR STRENGTH LLC

By:	/s/ John C. Georgiopoulos
John C. Georgiopoulos, Manager

SIGNATURES

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John C. Georgiopoulos	Manager	May 11, 2010
John C. Georgiopoulos	(Principal Executive Officer)

*	Manager	May 11, 2010
Brian Kerr	(Principal Financial and Accounting Officer)

* By:	/s/ Jeffrey D. Pribor
Jeffrey D. Pribor, attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 11, 2010.

ARLINGTON TANKERS LTD.

By:	/s/ Jeffrey D. Pribor
Jeffrey D. Pribor, Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jeffrey D. Pribor	Vice President and Director	May 11, 2010
Jeffrey D. Pribor	(Principal Executive Officer and Principal Financial and Accounting Officer)

*	Vice President and Director	May 11, 2010
John C. Georgiopoulos

*	Director	May 11, 2010
Dr. E. Grant Gibbons

* By:	/s/ Jeffrey D. Pribor
Jeffrey D. Pribor, attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 11, 2010.

COMPANION LTD.	CONSUL LTD.
COMPATRIOT LTD.	CONTEST LTD.
CONCEPT LTD.	VISION LTD.
CONCORD LTD.	VICTORY LTD.

By:	/s/ John C. Georgiopoulos
John C. Georgiopoulos, President

SIGNATURES

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John C. Georgiopoulos	President and Director	May 11, 2010
John C. Georgiopoulos	(Principal Executive Officer)

*	Vice President, Treasurer and Director	May 11, 2010
Brian Kerr	(Principal Financial and Accounting Officer)

* By:	/s/ Jeffrey D. Pribor
Jeffrey D. Pribor, attorney in fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1
Amended and Restated Articles of Incorporation of General Maritime Corporation (formerly Galileo Holding Corporation) (incorporated by reference to General Maritime Corporation’s Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2008).

3.2	By-Laws of General Maritime Corporation (incorporated by reference to General Maritime Corporation’s Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2008).

4.1
Indenture, dated as of November 12, 2009, by and among General Maritime Corporation, the Subsidiary Guarantors parties thereto and The Bank of New Mellon, as Trustee (incorporated by reference to General Maritime Corporation’s Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2009).

4.2
Registration Rights Agreement, dated November 12, 2009, by and among General Maritime, the Subsidiary Guarantors parties thereto and J.P. Morgan Securities Inc., Goldman, Sachs & Co., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, DnB NOR Markets, Inc., Jefferies & Company, Inc., RBS Securities Inc. and UBS Securities LLC (incorporated by reference to General Maritime Corporation’s Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2009).

4.3	Form of 12% Series A Senior Notes due 2017 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

4.4	Form of 12% Series B Senior Note due 2017 (included as Exhibit B to the Indenture filed as Exhibit 4.1).

*5.1	Opinion of Kramer Levin Naftalis & Frankel LLP, U.S. counsel to General Maritime Corporation.

*5.2	Opinion of Reeder & Simpson P.C., Marshall Islands counsel to General Maritime Corporation.

*5.3	Opinion of Allen & Gledhill LLP, Singapore law counsel to General Maritime Corporation.

*5.4	Opinion of Albuquerque & Associados, Portugal counsel to General Maritime Corporation.

*5.5	Opinion of Goltsblat BLP, Russia counsel to General Maritime Corporation.

*5.6	Opinion of Conyers Dill & Pearman, Special Bermuda counsel to General Maritime Corporation.

*5.7	Opinion of George E. Henries, Esq., Liberia counsel to General Maritime Corporation.

10.1
Purchase Agreement, dated November 6, 2009, by and among General Maritime Corporation, the Subsidiary Guarantors parties thereto, and J.P. Morgan Securities Inc., as representative of the several Initial Purchasers named in Schedule I thereto (incorporated by reference to General Maritime Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2010).

*12.1	Calculation of Ratio of Earnings to Fixed Charges.

Exhibit Number	Description of Exhibit
*23.1	Consent of Kramer Levin Naftalis & Frankel LLP (contained in Exhibit 5.1).

*23.2	Consent of Reeder & Simpson P.C. (contained in Exhibit 5.2).

*23.3	Consent of Allen & Gledhill LLP (contained in Exhibit 5.3).

*23.4	Consent of Albuquerque & Associados (contained in Exhibit 5.4).

*23.5	Consent of Goltsblat BLP (contained in Exhibit 5.5).

*23.6	Consent of Conyers Dill & Pearman (contained in Exhibit 5.6).

*23.7	Consent of George E. Henries, Esq. (contained in Exhibit 5.7).

*23.8	Consent of Deloitte & Touche LLP.

**24.1	Power of Attorney of Peter C. Georgiopoulos.

**24.2	Power of Attorney of John P. Tavlarios.

**24.3	Power of Attorney of Jeffrey D. Pribor.

**24.4	Power of Attorney of William J. Crabtree.

**24.5	Power of Attorney of Dr. E. Grant Gibbons.

**24.6	Power of Attorney of Rex W. Harrington.

**24.7	Power of Attorney of George J. Konomos.

**24.8	Power of Attorney of Peter S. Shaerf.

**24.9	Power of Attorney of John C. Georgiopoulos.

**24.10	Power of Attorney of Peter Bell.

**24.11	Power of Attorney of Milton H. Gonzales.

**24.12	Power of Attorney of Brian Kerr.

**24.13	Power of Attorney of Gennadiy V. Liventsov.

**24.14	Power of Attorney of Rui Jorge Pais Pereira (General Maritime Management (Portugal), LLC).

**24.15	Power of Attorney of Rui Jorge Pais Pereira (General Maritime Management (Portugal), LDA).

**25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon.

**99.1	Form of Letter of Transmittal relating to the 12% Series A Senior Notes due 2017.

**99.2	Form of Letter to DTC Participants Regarding the Exchange Offer.

**99.3	Form of Letter to Beneficial Holders Regarding the Exchange Offer.

**99.4	Form of Instructions to DTC Participant from Beneficial Owner.

*99.5	Form of Exchange Agent Agreement.
___________
* Filed herewith
**Previously filed